EXHIBIT 10.3


                       ROADHOUSE GRILL FRANCHISE AGREEMENT

                                     BETWEEN

                              ROADHOUSE GRILL, INC.

                              A FLORIDA CORPORATION

                                  (FRANCHISOR)

                                       AND


                                        A

                                  (FRANCHISEE)

                              DATED:          , 199

                           ROADHOUSE GRILL RESTAURANT

                                    [ADDRESS]

                       ROADHOUSE GRILL FRANCHISE AGREEMENT

                                     Between

                              ROADHOUSE GRILL, INC.

                              a Florida corporation

                                  (Franchisor)

                                       and

                                        a

                                  (Franchisee)

                              Dated:          , 199

                           Roadhouse Grill Restaurant

                                    [ADDRESS]

                              ROADHOUSE GRILL, INC.

                               FRANCHISE AGREEMENT

                                TABLE OF CONTENTS

SECTION NUMBER                                                                                          PAGE NUMBER
1.       PREAMBLES, ACKNOWLEDGEMENTS AND GRANT OF FRANCHISE.......................................................1
         A.       PREAMBLES.......................................................................................1
         B.       ACKNOWLEDGEMENTS................................................................................1
         C.       GRANT OF FRANCHISE..............................................................................2
         D.       RIGHTS RESERVED BY THE COMPANY/PROTECTED AREA...................................................2

2.       DEVELOPMENT OF RESTAURANT................................................................................2
         A.       SITE SELECTION..................................................................................2
         B.       LEASE OF PREMISES OF THE RESTAURANT.............................................................3
         C.       RESTAURANT DEVELOPMENT..........................................................................4
         D.       EQUIPMENT, FIXTURES, FURNISHINGS, STOREFRONT AND SIGNS..........................................4
         E.       RESTAURANT OPENING..............................................................................5
         F.       GRAND OPENING PROGRAM...........................................................................5

3.       TRAINING AND GUIDANCE....................................................................................5
         A.       TRAINING........................................................................................5
         B.       GUIDANCE........................................................................................6
         C.       OPERATIONS MANUAL...............................................................................6
         D.       OPENING ASSISTANCE..............................................................................6

4.       MARKS....................................................................................................6
         A.       OWNERSHIP AND GOODWILL OF MARKS.................................................................6
         B.       LIMITATIONS ON FRANCHISE OWNER'S USE OF MARKS...................................................7
         C.       DISCONTINUANCE OF USE OF MARKS..................................................................7
         D.       NOTIFICATION OF INFRINGEMENTS AND CLAIMS........................................................7
         E.       INDEMNIFICATION OF FRANCHISE OWNER..............................................................7

5.       FEES.....................................................................................................8
         A.       FRANCHISE FEE...................................................................................8
         B.       ROYALTY FEE.....................................................................................8
         C.       DEFINITION OF "GROSS SALES".....................................................................8
         D.       INTEREST AND LATE PAYMENTS......................................................................8
         E.       APPLICATION OF PAYMENTS.........................................................................8

6.       CONFIDENTIAL INFORMATION/EXCLUSIVE RELATIONSHIP..........................................................9

7.       RESTAURANT IMAGE AND OPERATING STANDARDS................................................................10
         A.       CONDITION AND APPEARANCE OF THE RESTAURANT.....................................................10
         B.       RESTAURANT MENU................................................................................11
         C.       SALES OF PRODUCTS TO THE FRANCHISE OWNER'S AFFILIATES..........................................11
         D.       APPROVED PRODUCTS, DISTRIBUTORS AND SUPPLIERS..................................................11

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                                TABLE OF CONTENTS

SECTION NUMBER                                                                                          PAGE NUMBER
         E.       SPECIFICATIONS, STANDARDS AND PROCEDURES.......................................................13
         F.       COMPLIANCE WITH LAWS AND GOOD BUSINESS PRACTICES...............................................13
         G.       RESTAURANT MANAGEMENT AND PERSONNEL............................................................14
         H.       INSURANCE......................................................................................14

8.       ADVERTISING AND PROMOTION...............................................................................15
         A.       ADVERTISING PRODUCTION FUND (APF)..............................................................15
         B.       ADVERTISING BY FRANCHISE OWNER.................................................................16
         C.       NATIONAL ADVERTISING FUND (NAF)................................................................16

9.       ACCOUNTING, REPORTS AND FINANCIAL STATEMENTS............................................................17

10.      INSPECTIONS AND AUDITS..................................................................................18
         A.       COMPANY'S RIGHT TO INSPECT THE RESTAURANT......................................................18
         B.       COMPANY'S RIGHT TO AUDIT.......................................................................18

11.      TRANSFER................................................................................................19
         A.       BY THE COMPANY.................................................................................19
         B.       FRANCHISE OWNER MAY NOT TRANSFER WITHOUT APPROVAL OF THE
                  COMPANY........................................................................................19
         C.       CONDITIONS FOR APPROVAL OF TRANSFER............................................................20
         D.       TRANSFER TO A CORPORATION OR PARTNERSHIP.......................................................21
         E.       DEATH OR DISABILITY OF FRANCHISE OWNER.........................................................22
         F.       EFFECT OF APPROVAL OF A TRANSFER...............................................................22
         G.       COMPANY'S RIGHT OF FIRST REFUSAL...............................................................22
         H.       PUBLIC OFFERINGS OF SECURITIES.................................................................23

12.      EXPIRATION OF AGREEMENT.................................................................................23
         A.       FRANCHISE OWNER'S RIGHT TO ACQUIRE A SUCCESSOR FRANCHISE.......................................23
         B.       GRANT OF A SUCCESSOR FRANCHISE.................................................................24
         C.       AGREEMENTS/RELEASES............................................................................24

13.      TERMINATION OF AGREEMENT................................................................................25

14.      RIGHTS AND OBLIGATIONS OF THE COMPANY AND FRANCHISE OWNER UPON
         TERMINATION OR EXPIRATION OF THE FRANCHISE..............................................................26
         A.       PAYMENT OF AMOUNTS OWED TO THE COMPANY.........................................................26
         B.       DE-IDENTIFICATION..............................................................................27
         C.       CONFIDENTIAL INFORMATION.......................................................................28
         D.       COVENANT NOT TO COMPETE........................................................................28
         F.       CONTINUING OBLIGATIONS.........................................................................30


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                                TABLE OF CONTENTS

SECTION NUMBER                                                                                          PAGE NUMBER
15.      RELATIONSHIP OF THE PARTIES/INDEMNIFICATION.............................................................30
         A.       INDEPENDENT CONTRACTORS........................................................................30
         B.       NO LIABILITY FOR ACTS OF OTHER PARTY...........................................................30
         C.       TAXES..........................................................................................30
         D.       INDEMNIFICATION................................................................................31

16.      ENFORCEMENT.............................................................................................31
         A.       SEVERABILITY AND SUBSTITUTION OF VALID PROVISIONS..............................................31
         B.       WAIVER OF OBLIGATIONS..........................................................................32
         C.       INJUNCTIVE RELIEF..............................................................................32
         D.       RIGHTS OF PARTIES ARE CUMULATIVE...............................................................33
         E.       COSTS AND ATTORNEYS' FEES......................................................................33
         F.       GOVERNING LAW/CONSENT TO JURISDICTION..........................................................33
         G.       BINDING EFFECT.................................................................................33
         H.       LIMITATIONS OF CLAIMS..........................................................................33
         I.       WAIVER OF PUNITIVE DAMAGES.....................................................................34
         J.       ARBITRATION....................................................................................34
         K.       DEFINITIONS....................................................................................34

17.      NOTICES AND PAYMENTS....................................................................................35

EXHIBIT A TO THE ROADHOUSE GRILL, INC. FRANCHISE AGREEMENT LOCATION OF
         THE PREMISES/PROTECTED AREA.............................................................................36

EXHIBIT B TO THE ROADHOUSE GRILL, INC. FRANCHISE AGREEMENT RESTAURANT
         LOCATION AREA...........................................................................................37

EXHIBIT C TO THE ROADHOUSE GRILL, INC. FRANCHISE AGREEMENT GUARANTY
         AND ASSUMPTION OF FRANCHISE OWNER'S OBLIGATIONS.........................................................38

                              ROADHOUSE GRILL, INC.
                               FRANCHISE AGREEMENT

         THIS AGREEMENT is made and entered into as of this ____ day of _____________, 199___, between ROADHOUSE GRILL, INC., a Florida corporation, with its principal office at 6600 North Andrews Avenue, Suite 160, Fort Lauderdale, Florida 33309 (the "Company"), and
_______________________________________________________, whose principal address is _______________________________________________________________ (the
"Franchise Owner").

1.       PREAMBLES, ACKNOWLEDGEMENTS AND GRANT OF FRANCHISE.

         A. PREAMBLES. The Company franchises certain steak restaurants, known as Roadhouse Grill Restaurants (the "Restaurants"), which feature steaks, vegetables, salads, beverages and certain other food products (the "Products") for consumer consumption through on-premises and carry-out sales. The Company uses and licenses certain trademarks, service marks and trade dress, including "Roadhouse Grill" and associated logo, and may hereafter adopt, use and license additional trademarks, service marks and trade dress (collectively, the "Marks") in conjunction with the operation of Restaurants. Restaurants operate under the Company's confidential and proprietary information, trade secrets, distinctive image, designs, business formats, methods, procedures, specifications and the Marks (collectively, the "System"), all of which may be further developed or otherwise modified by the Company from time to time.

         B. ACKNOWLEDGEMENTS. Franchise Owner acknowledges that it has read this Agreement and the Company's Uniform Franchise Offering Circular. Franchise Owner acknowledges that it understands and accepts the provisions of this Agreement as being reasonably necessary to maintain the Company's high standards of quality and service and the uniformity of those standards at Restaurants in order to protect and preserve the goodwill of the System and the Marks. Franchise Owner acknowledges that the restaurant business is a highly competitive industry, with constantly changing market conditions. Franchise Owner acknowledges that it has conducted an independent investigation of the restaurant business contemplated by the Agreement and recognizes that the nature of the business conducted by Restaurants may change over time, that an investment in a Restaurant involves business risks and that the success of the venture is largely dependent upon Franchise Owner's business abilities and efforts. The Company expressly disclaims the making of, and Franchise Owner acknowledges that it has not received or relied upon any representations of revenue, profits or success of the business venture contemplated by this Agreement. Franchise Owner further acknowledges that it has not received or relied upon any representations by the Company or its officers, directors, employees or agents that are contrary to the statements contained in the terms of this Agreement or in the Uniform Franchise Offering Circular delivered to it prior to the execution of this Agreement. Franchise Owner represents and warrants to the Company that his, her or its execution, delivery and performance of this Agreement

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will not violate the terms and conditions of, and will not create a default under, any other contract or agreement to which Franchise Owner, any of Franchise Owner's shareholders or partners (if Franchise Owner is a corporation or partnership) or any member of his, her, its or their immediate families is subject to or is a party to such contract or agreement. Franchise Owner further represents to the Company, as an inducement to its entry into this Agreement, that it has made no misrepresentation in obtaining the franchise.

         C. GRANT OF FRANCHISE. Franchise Owner has applied for a franchise to own and operate a Restaurant at the premises identified in Exhibit A attached to this Agreement (the "Premises"). The Company has approved Franchise Owner in reliance upon all of its representations made in connection therewith. Subject to the provisions of this Agreement, the Company hereby grants to Franchise Owner a franchise to operate a Restaurant at the Premises, and to use the Marks in operation thereof, for a term of twenty (20) years, commencing on the date of this Agreement, unless sooner terminated by the Company in accordance with
Section 13 hereof. Termination or expiration of this Agreement shall constitute a termination or expiration of the Franchise.

         Franchise Owner may not operate the Restaurant at any other site other than the Premises and may not relocate the Restaurant without the Company's prior written approval. If the Company approves the relocation of the Restaurant, it shall have the right to charge Franchise Owner for all expenses incurred in connection therewith. Franchise Owner agrees that it will at all times faithfully, honestly and diligently perform its obligations under this Agreement, that it will continuously exert its best efforts to promote and enhance the business of the Restaurant and that it will not engage in any other business or activity that may conflict with its obligations under this Agreement.

         D.       RIGHTS RESERVED BY THE COMPANY/PROTECTED AREA.  Except as

otherwise provided the Company retains the right, in its sole discretion, to:
(a) operate and grant others to operate or franchise other Restaurants at such locations and on such conditions as the Company deems appropriate outside of the Franchise Owner's Protected Area; and (b) sell Company Products utilizing the Marks through other retail outlets other than the Restaurants. The Protected Area defined in this Agreement relates to competition from other Restaurants.

         Provided Franchise Owner and its affiliates are in full compliance with all of the terms and conditions contained in this Agreement and contained in any other agreements with the Company or any of its affiliates, then during the term of this Agreement the Company will not operate (directly or through an affiliate) nor grant a franchise for the operation of any Restaurant to be located within the geographical area described in Exhibit A (the "Protected Area").

2.       DEVELOPMENT OF RESTAURANT.

         A. SITE SELECTION. If Franchise Owner has not located and the Company has not approved the site for the Premises of the Restaurant at the time of execution of this Agreement, Franchise Owner agrees to locate, within one hundred twenty (120) days after the date of this Agreement, a site suitable for the operation of a Restaurant and acceptable to the Company within

                                                         2


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the geographical area designated on Exhibit B hereof (the "Area"). Franchise
Owner must submit a site report, in the form specified by the Company, for the proposed site within the Area that meets the Company's standard site selection criteria for demographic characteristics, traffic patterns, parking, character of neighborhood, competition from other businesses within the Area, the proximity to other businesses, the nature of other businesses in proximity to the site and other commercial characteristics, and the size, appearance and other physical characteristics of the Premises. The Company agrees to expend such time and effort and incur such expense as may reasonably be required to inspect the site Franchise Owner proposes. The Company will, at its sole discretion, approve or disapprove of the proposed site for the Restaurant and notify Franchise Owner thereof within thirty (30) days after the Company receives the complete site report and other materials the Company requests containing all information the Company reasonably requires. If Franchise Owner is unable to locate an acceptable site within the time specified above, the Company may terminate this Agreement at any time thereafter. Upon such termination, and provided that Franchise Owner shall have executed general releases, in form and substance satisfactory to the Company of any and all claims against the Company and its affiliates and each of their respective officers, directors, employees and agents, the Company shall refund (without interest) the franchise fee that Franchise Owner has paid the Company pursuant to Section 5A of this Agreement, less actual expenses the Company has incurred in connection with its review of sites proposed by Franchise Owner.

         FRANCHISE OWNER ACKNOWLEDGES AND AGREES THAT THE COMPANY'S APPROVAL OF A PROPOSED SITE AND ANY INFORMATION COMMUNICATED TO FRANCHISE OWNER REGARDING THE PROPOSED SITE SHALL NOT CONSTITUTE A WARRANTY OR REPRESENTATION OF ANY KIND, EXPRESS OR IMPLIED, AS TO THE SUITABILITY OF THE PROPOSED SITE FOR A RESTAURANT OR FOR ANY OTHER PURPOSE, AND THE COMPANY'S SELECTION OR APPROVAL OF SUCH SITE MERELY SIGNIFIES THAT THE COMPANY IS WILLING TO GRANT A FRANCHISE FOR A RESTAURANT AT SUCH PROPOSED SITE. FRANCHISE OWNER FURTHER ACKNOWLEDGES AND AGREES THAT ITS ACCEPTANCE OF A RESTAURANT FRANCHISE AT THE PROPOSED SITE SHALL BE BASED SOLELY ON ITS OWN INDEPENDENT INVESTIGATION OF THE SUITABILITY OF SUCH PROPOSED SITE FOR A RESTAURANT.

         B. LEASE OF PREMISES OF THE RESTAURANT. Franchise Owner shall, within one hundred twenty (120) days after the execution of this Agreement, lease, sublease or purchase the Premises for the Restaurant. The Company shall have the right to approve the terms of any lease, sublease or purchase contract for the Premises and Franchise Owner agrees to deliver a copy thereof to the Company for its approval prior to Franchise Owner's execution. Any lease or sublease for the Premises shall, in form satisfactory to the Company: (a) provide for notice to the Company of, and the Company's right to cure, Franchise Owner's default under said lease or sublease; (b) provide for Franchise Owner's right to assign to the Company its interest under said lease or sublease without the lessor's or sublessor's consent; and (c) authorize the lessor or sublessor to disclose to the Company sales information Franchise Owner furnishes. Franchise Owner agrees that it will not execute a lease, sublease or purchase contract which the Company has, for any reason, disapproved. Franchise Owner shall deliver a copy of the signed lease, sublease or purchase contract to the Company within five
(5) days after its execution. If the Company so requires, Franchise Owner agrees that it will, in a form satisfactory to the Company as security for Franchise Owner's timely

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performance of all Franchise Owner's covenants and obligations under this
Agreement, secure the consent of the lessor or sublessor of the Premises to such collateral assignment.

         C. RESTAURANT DEVELOPMENT. Franchise Owner shall be responsible for developing the Restaurant. The Company will furnish to Franchise Owner mandatory and suggested specifications and layouts for a Restaurant, including requirements for dimensions, design, image, interior layout, decor fixtures, equipment, signs, furnishings, storefront and color scheme. It shall be Franchise Owner's responsibility to have prepared all required construction plans and specifications to suit the shape and dimensions of the Premises. Franchise Owner must insure that such plans and specifications comply with the applicable ordinances, building codes and permit requirements and with lease requirements and restrictions. Franchise Owner shall submit construction plans and specifications to the Company for its approval before construction of the Restaurant is commenced and shall, upon the Company's request, submit all revised or "as built" plans and specifications during the course of such construction. All construction must be in accordance with construction plans and specifications the Company approves and comply in all respects with applicable laws, ordinances and local rules and regulations. The Company may furnish guidance to Franchise Owner in developing the Restaurant and may periodically inspect the Premises during its development.

         Franchise Owner agrees, at its sole expense, to do or cause to be done the following within one hundred twenty (120) days after the execution of the lease, sublease or purchase contract for the Premises of the Restaurant:

         (1)  secure all financing required to develop the Restaurant fully;

         (2) obtain all required building, utility, sign, health, sanitation, business and other permits and licenses;

         (3) construct all required improvements to the Premises and decorate the Restaurant in compliance with plans and specifications approved by the Company;

         (4) purchase or lease and install all required fixtures, equipment, furnishings and signs required for the Restaurant; and

         (5) purchase an opening inventory of authorized and approved products and other materials and supplies.

         D. EQUIPMENT, FIXTURES, FURNISHINGS, STOREFRONT AND SIGNS. Franchise Owner agrees to use in the development and operation of the Restaurant only those fixtures, furnishings, equipment, storefront and signs that the Company has approved for Restaurants as meeting its specifications and standards for quality, design, appearance, function and performance. Franchise Owner further agrees to place or display at the Premises (interior and exterior) only such signs, emblems, lettering, logos and display materials that the Company approves in writing from time to time. Franchise Owner shall purchase or lease approved brands, types or models of fixtures, furnishings, equipment, storefront and signs only from suppliers designated or approved by the Company. If Franchise Owner proposes to purchase, lease or otherwise use any fixture, furnishings, equipment, storefront or sign which is not then approved by the Company, Franchise Owner shall

                                                         4


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first notify the Company in writing and shall submit to the Company in writing, upon its request, sufficient specifications, photographs, drawings and/or other information or samples for a determination whether such fixture, furnishings, equipment, storefront and/or sign complies with the Company's specifications and standards.

         E. RESTAURANT OPENING. Franchise Owner agrees not to open the Restaurant for business until: (a) all of Franchise Owner's obligations under
Section 2C have been fulfilled; (b) the Company determines that the Restaurant has been constructed, decorated, furnished, equipped and stocked with materials and supplies in accordance with approved plans and specifications; (c) pre-opening training of Restaurant managers and other personnel has been completed to the Company's satisfaction; (d) the franchise fee and other amounts due to the Company have been paid; and (e) the Company has been furnished with copies of all insurance policies required by Section 7G of this Agreement, or such other evidence of insurance coverage and payment of premiums as the Company requests, and with certification that all have been obtained. Franchise Owner agrees to comply with these conditions and to open the Restaurant for business on the earlier of one hundred twenty (120) days after the Company's approval of the site for the Restaurant or the date specified for opening the Restaurant contained in the lease for the Premises.

         F. GRAND OPENING PROGRAM. If requested by the Company, Franchise Owner shall conduct a grand opening advertising and promotional program for the Restaurant within sixty (60) days after the opening of the Restaurant. The Company shall furnish guidance to Franchise Owner with respect to grand opening advertising and promotion as the Company deems appropriate.

3.       TRAINING AND GUIDANCE.

         A. TRAINING. Prior to the opening, the Company shall designate and furnish a training program on the operation of a Restaurant. The training program will include classroom instruction and training at the Company's training facilities in the Davie, Florida area and at a Restaurant nearby. Classroom instruction and training includes: management skills and on-the-job proficiency training to insure the Company's standards of quality and consistency, and shall last at least eight (8) weeks. Franchise Owner may attend, and shall designate at least three (3) manager trainees and a meat cutter to attend the Company's training program. Franchise Owner shall be responsible for all compensation, insurance, travel and living expenses which Franchise Owner and its trainees incur in connection with the training program. All manager trainees shall be required to complete all phases of the training program to the Company's satisfaction. If such trainees complete the training program to the Company's satisfaction, the Company shall issue to Franchise Owner certificates of completion for such trainees ("Certified Managers").

         If the Restaurant subsequently receives inspection reports from the Company which are unsatisfactory to the Company in any manner, the Company may require Franchise Owner's Certified Managers to attend refresher courses at locations designated by the Company or the Company will offer the training program to new manager trainees subsequent to the opening of the Restaurant.

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         B. GUIDANCE. The Company shall advise Franchise Owner from time to time of any operating problems of the Restaurant disclosed by reports submitted to or inspections made by the Company and shall furnish to Franchise Owner guidance in connection with: (a) methods, standards and operating procedures utilized by Restaurants; (b) purchasing approved fixtures, furnishings, equipment, signs, supplies and Products; (c) advertising and promotional programs; and (d) employee training and general operating and management procedures. Such guidance shall, in the Company's discretion, be furnished in a form found in the Company's confidential operations manual ("Operations Manual"), bulletins and other written materials, telephone conversations and/or consultations at the Company's offices or at the Restaurant.

         C. OPERATIONS MANUAL. The Company will loan to Franchise Owner during the term of this Agreement two (2) copies of the Operations Manual at no cost. The Operations Manual contains mandatory and suggested specifications, standards and operating procedures prescribed from time to time by the Company for Restaurants and information relating to Franchise Owner's obligations under this Agreement. Franchise Owner agrees to comply fully with such obligations and mandatory specifications. The Operations Manual may be modified from time to time to reflect changes in the image, specifications, standards, procedures, approved products and supplies of a Restaurant, provided that no such addition or modification shall alter Franchise Owner's fundamental status and rights under this Agreement. Franchise Owner shall keep its copy of the Operations Manual current. If a dispute relating to the contents of the Operations Manual develops, the master copy maintained by the Company at its principal office shall control. If an Operations Manual is lost, stolen or destroyed, Franchise Owner may receive a new manual at a deposit price set by the Company not to exceed $100.00. Such deposit shall be refunded upon termination of this Agreement. The Operations Manual remains the property of the Company.

         D. OPENING ASSISTANCE. The Company will provide Franchise Owner with such opening assistance as it deems necessary to effectively open the Restaurant and supplement general operating and management procedures.

4.       MARKS.

         A. OWNERSHIP AND GOODWILL OF MARKS. Franchise Owner acknowledges that its right to use the Marks is derived solely from this Agreement and is limited to its conduct of business pursuant to and in compliance with this Agreement. Any unauthorized use of the Marks by Franchise Owner shall constitute a breach of this Agreement and an infringement of the Company's rights in and to the Marks. Franchise Owner acknowledges and agrees that its usage of the Marks and any goodwill established thereby shall inure to the Company's exclusive benefit and that this Agreement does not confer any goodwill or other interest in the Marks upon Franchise Owner. All provisions of this Agreement applicable to the Marks shall apply to any additional trademarks, service marks and trade dress hereafter authorized for use by and licensed to Franchise Owner by the Company.

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         B.       LIMITATIONS ON FRANCHISE OWNER'S USE OF MARKS.  Franchise
Owner agrees to use the Marks as the sole identification of the Restaurant, provided that Franchise Owner shall identify itself as the independent owner thereof in the manner prescribed by the Company. Franchise Owner shall not use any Mark as part of any corporate or trade name or with any prefix, suffix or other modifying words, terms, designs or symbols, or in any modified form, nor may Franchise Owner use any Mark in connection with the performance or sale of any unauthorized services or products or in any other manner not expressly authorized in writing by the Company. Franchise Owner agrees to prominently display the Marks at the Restaurant, or on supplies or materials designed by the Company and in connection with packaging materials, forms, labels and advertising and marketing materials. All Marks shall be displayed in the manner prescribed by the Company. Company is required by law to control the quality of the goods and services offered through use of its Marks, and Franchise Owner acknowledges that compliance with this Section is a necessary condition to Franchise Owner's continued use of the Marks. Franchise Owner agrees to execute any and all instruments and documents, render such assistance and do such acts and things as may, in the opinion of the Company's counsel, be necessary or advisable to protect and maintain the Company's interests in any litigation or U.S. Patent and Trademark Office or other proceedings or otherwise to protect and maintain the Company's interest in the Marks.

         C. DISCONTINUANCE OF USE OF MARKS. If it becomes advisable at any time, in the Company's sole discretion, for the Company and/or Franchise Owner to modify or discontinue use of any Mark and/or use one or more additional or substitute trademarks or service marks, Franchise Owner agrees to comply with the Company's directions to modify or otherwise discontinue the use of such Mark within a reasonable time after notice thereof by the Company, and the Company shall have no liability or obligation with respect to Franchise Owner's modification or discontinuance of any Mark.

         D. NOTIFICATION OF INFRINGEMENTS AND CLAIMS. Franchise Owner shall immediately notify the Company of any apparent infringement of or challenge to Franchise Owner's use of any Mark, or claim by any person of any rights in any Mark and Franchise Owner shall not communicate with any person other than the Company or its counsel in connection with any such infringement, challenge or claim.

         E. INDEMNIFICATION OF FRANCHISE OWNER. The Company agrees to indemnify Franchise Owner against and to reimburse Franchise Owner for all damages for which it is held liable in any proceeding arising out of its authorized use of any Mark pursuant to and in compliance with this Agreement and for all costs it reasonably incurs in defending any such claim brought against it or any proceeding in which it is named as a party, providing that Franchise Owner has timely notified the Company of such claim or proceeding and has otherwise complied with this Agreement. The Company, at its discretion, shall be entitled to defend any proceeding arising out of Franchise Owner's use of any Mark pursuant to this Agreement, and the Company shall have no obligation to indemnify or reimburse Franchise Owner with respect to any fees or disbursement of any counsel retained by Franchise Owner.

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5.       FEES.

         A. FRANCHISE FEE. Franchise Owner shall pay the Company a nonrecurring franchise fee in the amount of Thirty Thousand Dollars ($30,000.00). Franchise Owner shall pay this franchise fee to the Company upon execution of this Agreement. This fee shall be fully earned by the Company when paid and, except as provided in Section 2A of this Agreement, is nonrefundable.

         B. ROYALTY FEE. Franchise Owner agrees to pay the Company a monthly royalty fee in an amount to be determined by the Company which shall not exceed four and one-half percent (4.5%) of the Gross Sales (as defined in Section 5C) of the Restaurant, payable on or before the tenth (10th) day of the month following the month for which they are due.

         C. DEFINITION OF "GROSS SALES". As used in this Agreement, the term "Gross Sales" shall mean and include the aggregate amount of all sales of food, beverages and other products sold and services rendered in connection with the Restaurant, including monies derived at or away from the Restaurant, whether for cash or credit, but excluding: (a) all Federal, state or municipal sales or service taxes collected from customers and paid to the appropriate taxing authority; (b) all customer refunds and adjustments and promotional discounts made by the Restaurant; and (c) employee meal credits and discounts.

         D. INTEREST AND LATE PAYMENTS. All royalty fees, Advertising Production Fund and National Advertising Fund contributions (as provided in Sections 8A and
8C), amounts due for purchases by Franchise Owner from the Company or its affiliates and other amounts which Franchise Owner owes to the Company or its affiliates shall bear interest ten (10) days after their due date at the highest applicable legal rate for open account business credit, not to exceed one and one-half percent (1.5%) per month. Franchise Owner acknowledges that this Section shall not constitute the Company's agreement to accept such payments after they are due or a commitment by the Company to extend credit to, or otherwise finance Franchise Owner's operation of the Restaurant. Further, Franchise Owner acknowledges that its failure to pay all amounts when due shall constitute grounds for termination of this Agreement, as provided in Section 13 hereof, notwithstanding the provisions of this Section.

         E. APPLICATION OF PAYMENTS. Notwithstanding any designation by Franchise Owner, the Company shall have sole discretion to apply any payments by Franchise Owner to any of its past due indebtedness for royalty fees, Advertising Production Fund and National Advertising Fund contributions, purchases from the Company or its affiliates, interest or any other indebtedness.

         However, if any payment to any fund is a matter in dispute then Franchise Owner may request in writing that the designation of the payment not be applied to disputed amount.

6.       CONFIDENTIAL INFORMATION/EXCLUSIVE RELATIONSHIP.

         The Company possesses certain proprietary and confidential information relating to the operation of Restaurants, which includes the ingredients, formulas, recipes and methods of preparation of certain food products sold at Restaurants, and methods, techniques, formats, specifications, systems, procedures, methods of business management, sales and promotional techniques and knowledge of and experience in the operation and franchise of Restaurants (the "Confidential Information"). The Company will disclose the Confidential Information to Franchise Owner in furnishing to Franchise Owner the training program and subsequent training, the Operations Manual and in guidance furnished to Franchise Owner during the term of this Agreement.

         Franchise Owner acknowledges and agrees that it will not acquire any interest in the Confidential Information, other than the right to utilize it in the operation of the Restaurant during the term of this Agreement, and that the use or duplication of the Confidential Information in other business would constitute an unfair method of competition. Franchise Owner acknowledges and agrees that the Confidential Information is proprietary, may involve trade secrets of the Company and is disclosed to Franchise Owner solely on the condition that Franchise Owner agrees, and Franchise Owner does hereby agree, that it shall: (a) not use the Confidential Information in any other business or capacity; (b) maintain the absolute confidentiality of the Confidential Information during and after the term of this Agreement; (c) not make unauthorized copies of any portion of the Confidential Information disclosed in written form; and (d) adopt and implement all reasonable procedures that the Company prescribes from time to time to prevent unauthorized use or disclose of the Confidential Information including, without limitation, restrictions on disclosure thereof to its employees and the use of nondisclosure agreements with employees, including, without limitation, Certified Managers who have access to the Confidential Information. Notwithstanding anything to the contrary contained in this Agreement and provided Franchise Owner shall have obtained the Company's prior written consent, which consent shall not be unreasonably withheld, the restrictions on Franchise Owner's disclosure and use of the Confidential Information shall not apply to the following: (1) information, processes or techniques which are generally known in the restaurant industry, other than through disclosure (whether deliberate or inadvertent) by Franchise Owner; and
(2) disclosure of the Confidential Information in judicial or administrative proceedings to the extent that Franchise Owner is legally compelled to disclose information, provided Franchise Owner shall have used its best efforts and shall have afforded the Company the opportunity to obtain an appropriate protective order or other assurance satisfactory to the Company of confidential treatment for the information required to be so disclosed.

         Franchise Owner acknowledges and agrees that the Company would be unable to protect the Confidential Information against unauthorized use or disclosure and would be unable to encourage a free exchange of ideas and information among Restaurants if Franchise Owners of Restaurants were permitted to hold interests in or perform services for any competitive businesses. Franchise Owner therefore agrees that, during the term of this Agreement, neither Franchise Owner, any of Franchise Owner's shareholders or partners (in the event Franchise Owner is a corporation or partnership) nor any member of his, her or their immediate families shall: (A) have any direct or indirect interest or beneficial ownership in any other restaurant business serving or selling steak as the main menu item in conjunction with other principal products then being offered in Restaurants; (B) perform services as a director, officer, manager, employee, consultant, representative, agent or otherwise for any other restaurant business serving or selling steak as the main menu item in conjunction with other principal products then being offered in Restaurants; or (C) have any direct or indirect interest in any entity which has granted or is granting franchises or licenses to others to operate any other restaurant business serving or selling steak as the main menu item in conjunction with other principal products then being offered in Restaurants. Notwithstanding the foregoing, Franchise Owner shall not be prohibited from operating other Restaurants under franchise agreements with the Company nor from owning securities in a company engaged in such competitive activities, if such securities are listed on a stock exchange or traded on the over-the-counter market and represent five percent (5%) or less of that class of securities.

         Franchise Owner agrees that the Company and its affiliates shall have the perpetual right to use and authorize other Restaurants to use, and Franchise Owner shall fully and promptly disclose to the Company, all ideas, concepts, formulas, recipes, methods and techniques relating to the development and/or operation of a Restaurant during the term of this Agreement. Franchise Owner acknowledges that such ideas, concepts, formulas, recipes, methods and techniques shall be the Company's sole property, and the Franchise Owner shall not be entitled to any compensation whatsoever for the same.

7.       RESTAURANT IMAGE AND OPERATING STANDARDS.

         A. CONDITION AND APPEARANCE OF THE RESTAURANT. Franchise Owner agrees that:

         (1) neither the Restaurant nor the Premises will be used for any purpose other than the operation of a Restaurant in compliance with this Agreement;

         (2) Franchise Owner will maintain the condition and appearance of the Restaurant, its equipment, fixtures, furnishings, signs and vehicles, and the Premises in accordance with the Company's standards and specifications and consistent with the image of a Restaurant as a clean, sanitary, attractive and efficiently operated restaurant offering high quality food, beverages and other products and courteous and helpful service. Without limiting the foregoing, Franchise Owner acknowledges that the building decor and signage are an integral part of Roadhouse Grill Restaurants and agrees to conduct such maintenance in connection with such building decor and signage;

         (3) Franchise Owner will perform such maintenance of the Restaurant and the Premises as the Company requires from time to time to maintain such condition, appearance and efficient operation including, without limitation:

         (a) continuous and thorough cleaning and sanitation of the interior and exterior of the Restaurant;

         (b)      interior and exterior repair of the Restaurant;

         (c) replacement of worn out or obsolete fixtures, furnishings, equipment, storefront and signs with approved improvements, fixtures, furnishings, equipment, storefront and signs; and

         (d)      periodic painting and decorating;

         (4) Franchise Owner will upgrade and/or remodel the Restaurant pursuant to plans and specifications provided by the Company; provided however, that the Company will not require substantial remodeling more often than seven (7) years during the term hereof when required uniformly of all Franchise Owners;

         (5) Franchise Owner will place or display at the Premises (interior or exterior) only such signs, emblems, lettering, logos and display and advertising materials that the Company approves in writing from time to time; and

         (6) Franchise Owner will not make any material alterations to the Premises or to the appearance of the Restaurant as originally developed without the Company's prior written consent.

         If Franchise Owner does not maintain the condition and appearance of the Restaurant as herein required, the Company may, upon not less than thirty
(30) days' written notice to Franchise Owner: (A) arrange for the necessary cleaning or sanitation, repair, remodeling, upgrading, painting or decorating; or (B) replace the necessary fixtures, furnishings, equipment, storefront or signs. Franchise Owner shall pay the entire cost thereof on or before the fifth
(5th) day following the receipt of a bill thereof from the Company.

         B. RESTAURANT MENU. Franchise Owner agrees that the Restaurant shall offer for sale all food and beverage products and the on-premises consumption, carry-out and delivery services that the Company authorizes from time to time. Franchise Owner further agrees that the Restaurant shall not offer for sale or sell any other products or services at or from the Restaurant or use the Premises for any other purpose other than the operation of the Restaurant.

         C.       SALES OF PRODUCTS TO THE FRANCHISE OWNER'S AFFILIATES.

With respect to sales of products and services to affiliates of the Franchise Owner, if any, such sales shall be on terms and conditions regularly applicable to nonaffiliated customers of the Franchise Owner, which in all cases shall be arm's-length.

         D. APPROVED PRODUCTS, DISTRIBUTORS AND SUPPLIERS. The reputation and goodwill of Restaurants are based upon, and can only be maintained by, the sale of distinctive, high quality food products and beverages and the presentation, packaging and service of such products in an efficient and appealing manner. The Company may develop certain proprietary food products which will be prepared by or for the Company according to the Company's proprietary special recipes and formulas. The Company also has developed standards and specifications for other food products, ingredients, seasonings, mixes, marinades, beverages, materials and supplies incorporated in or used in the preparation, cooking, serving, packaging and delivery of prepared food products authorized for sale at Restaurants. The Company may approve suppliers and distributors of the foregoing products that meet its standards and requirements including, without limitation, standards and requirements relating to product quality, prices, consistency, reliability, financial capability, labor and customer relations. Franchise Owner agrees that the Restaurant will: (a) purchase the Company's food products developed by the Company pursuant to a special recipe or formula only from the Company or a third party designated and licensed by the Company to prepare and sell such products; and (b) purchase from distributors and other suppliers approved by the Company all other goods, food products, ingredients, spices, seasonings, mixes, marinades, beverages, materials, equipment and suppliers (used in the preparation of the Products) and menus, forms, paper and plastic products, packaging or other materials that meet the Company's standards and specifications. The Company may from time to time modify the list of approved brands and/or suppliers, and Franchise Owner shall not, after receipt in writing of such modification, reorder any brand from any supplier which is no longer approved.

         The Company may approve a single distributor or other supplier for any product or special equipment and may approve a distributor or other supplier only as to certain products. The Company may concentrate purchases with one or more distributors or suppliers to obtain lower prices and/or the best advertising support and/or services for any group of Restaurants franchised or operated by the Company. Approval of a distributor or other supplier may be conditioned on requirements relating to the frequency of delivery, standards of service, including prompt attention to complaints, or other criteria, and concentration of purchases, as set forth above, and may be temporary pending a further evaluation of such distributor or other supplier by the Company. The Company may establish Company or affiliate owned and operated food commissaries and distribution facilities which the Company may designate as an approved distributor or supplier.

         Franchise Owner shall notify the Company and submit to the Company such information, specifications and samples as the Company requests if the Franchise Owner proposes to purchase any products, packaging or other materials or utensils from a distributor or other supplier whom the Company has not previously approved. The Company shall notify Franchise Owner within sixty (60) days whether the Franchise Owner is authorized to purchase such products from such distributor or other supplier.

         Franchise Owner shall at all times maintain an inventory of approved food products, beverages, ingredients and other products sufficient in quantity and variety to realize the full potential of the Restaurant. The Company may, from time to time, conduct market research and testing to determine consumer trends and the stability of new food products and service. Franchise Owner agrees to cooperate by participating in the Company's customer survey and market research programs, provided the costs are reasonable.

         E. SPECIFICATIONS, STANDARDS AND PROCEDURES. The Company shall endeavor to maintain the high standards of quality and service at all Restaurants it operates and franchises. Franchise Owner agrees to cooperate with the Company by maintaining such high standards in the operation of the Restaurant. Franchise Owner further agrees to comply with all mandatory specifications, standards and operating procedures (whether contained in the Operations Manual or any other written communication to Franchise Owner) relating to the appearance, function, cleanliness and operation of the Restaurant, including but not limited to: (a) type, quality, taste, weight, dimensions, ingredients, uniformity, cooking methods, manner of preparation and sale of all food products and beverages sold by the Restaurant and all other products used in the packaging and sale thereof;
(b) sales and marketing procedures and customer service; (c) advertising and promotional programs; (d) layout, decor and color scheme of the Restaurant; (e) appearance and dress of employees; (f) safety, maintenance, appearance, cleanliness, sanitation, standards of service and operation of the Restaurant;
(g) submission of requests for approval of brands of Products, supplies and suppliers; (h) use and illumination of signs, posters, displays, standard formats and similar items; (i) identification of Franchise Owner as the owner of the Restaurant; (j) types of fixtures, furnishings, equipment and signs; (k) delivery and service; and (l) days and hours of operation. Mandatory specifications, standards and operating procedures that the Company prescribes from time to time in the Operations Manual, or otherwise communicated to Franchise Owner in writing, shall constitute provisions of this Agreement as if fully set forth herein. All references herein to this Agreement shall include these mandatory specifications, standards and operating procedures.

         F.       COMPLIANCE WITH LAWS AND GOOD BUSINESS PRACTICES.

Franchise Owner shall secure and maintain in force in its name all required licenses, permits and certificates relating to the operation of the Restaurant and shall transmit a copy of all such licenses, certificates, and permits to the Company within ten (10) days after their receipt by Franchise Owner. Franchise Owner shall operate the Restaurant in full compliance with all applicable laws, ordinances and regulations including, without limitation, all laws governing the sale of alcoholic beverages, all government regulations relating to handling of food products, occupational hazards and health, workers' compensation insurance, unemployment insurance and withholding and payment of Federal and state income taxes, social security taxes and sales taxes. All advertising and promotion by Franchise Owner shall be completely factual and shall conform to the highest standards of ethical advertising. Franchise Owner shall in all dealings with its customers, suppliers and the public adhere to the highest standards of honesty, integrity, fair dealing and ethical conduct. Franchise Owner agrees to refrain from any business or advertising practice which may be injurious to the business of the Company and the goodwill associated with the Marks and other Restaurants. Franchise Owner shall notify the Company in writing within five (5) days after the commencement of: (a) any action, suit or proceeding, or the issuance of any order, written injunction, award or decree of any court, agency or other governmental instrumentality, which may adversely affect the operation or financial condition of Franchise Owner or the Restaurant; or (b) of any notice or violation of any law, ordinance or regulation relating to health, sanitation or the possession or sale of alcoholic beverages at the Restaurant.

         G. RESTAURANT MANAGEMENT AND PERSONNEL. The Restaurant shall at all times be under the direct, on-premises supervision of a Certified Manager who has satisfactorily completed the Company's training program. Franchise Owner (or their designee) shall remain active in overseeing the operations of the Restaurant. Franchise Owner (or their designee) shall hire all employees of the Restaurant and be exclusively responsible for the terms of their employment and compensation and for the proper training of such employees in the operation of the Restaurant. Franchise Owner shall establish at the Restaurant an employee training program meeting the standards prescribed by the Company. Franchise Owner shall require all employees to maintain a neat and clean appearance and to conform to the standards of dress and/or uniforms specified by the Company from time to time for the Restaurants. Franchise Owner shall not recruit or hire any current employee of the Company, its affiliates or another Franchise Owner of the Company without obtaining the prior written permission of the Company, its affiliates or Franchise Owner.

         H. INSURANCE. During the term of this Agreement, Franchise Owner, at its sole expense, shall maintain in force policies of insurance issued by carriers approved by the Company: (a) comprehensive general liability insurance including, but not limited to, coverage for personal injury and product liability, and motor vehicle (franchisee-owned vehicles) liability with a combined single limit of One Million Dollars ($1,000,000.00) against claims for bodily and personal injury, death and property damages caused by or occurring in conjunction with the operation of the Restaurant or the conduct of business by Franchise Owner pursuant to the Franchise; (b) general casualty insurance including fire and extended coverage, vandalism and malicious mischief insurance for the replacement value of the Restaurant and its contents; (c) all insurance required by the terms of the lease of the Premises; and (d) builder's risk insurance on a completed value non-reporting basis during the period of any construction or remodeling of the Restaurant. Such insurance may be maintained in such amounts as the Company specifies from time to time. The Company may periodically increase the amounts of coverage required under such insurance policies and require different or additional kinds of insurance at any time, including excess liability insurance, to reflect inflation, identification of new risks, changes of law or standards of liability, higher damage awards or other relevant changes in circumstances. Each insurance policy shall name the Company and its affiliates as additional insureds and shall provide for thirty
(30) days' prior written notice to the Company of any material modification, cancellation or expiration of such policy. Franchise Owner shall furnish Company with a copy of the policy.

         Prior to the expiration of the term of each insurance policy, Franchise Owner shall furnish the Company with a copy of each insurance policy to be maintained by the Franchise Owner for the immediately following term, evidence of payment of the premium therefore and certificates of insurance for each policy. If Franchise Owner fails or refuses to maintain required insurance coverage, or to furnish satisfactory evidence thereof and the payments of the premiums therefor, the Company, at its option and in addition to its other rights and remedies hereunder, may obtain such insurance coverage on behalf of the Franchise Owner. Franchise Owner shall fully cooperate with the Company in its effort to obtain or maintain any such insurance policies, promptly execute all forms or instruments required to obtain or maintain any such insurance, allow any inspections of the

Restaurant or vehicles and pay to the Company, on demand, any costs and premiums incurred by the Company.

         Franchise Owner's obligations to maintain insurance coverage as herein described shall not be affected in any manner by reason of any separate insurance.

8.       ADVERTISING AND PROMOTION.

         A. ADVERTISING PRODUCTION FUND (APF). Recognizing the value of advertising to the goodwill and public image of the Restaurants, the Company will establish, maintain and administer an Advertising Production Fund (APF) for the creation and development of such advertising and related programs and materials as the Company may deem appropriate in its sole discretion. Franchise Owner shall contribute to the APF an amount to be determined by the Company which shall not exceed three-quarters of one percent (0.75%) of Gross Sales of the Restaurant, payable monthly together with the royalty fees due under this Agreement. Restaurants owned by the Company and its affiliates shall contribute to the APF on the same basis as Franchise Owner.

         The Company shall direct all marketing programs financed by the APF, with sole discretion over the creative concepts, materials and endorsements used therein. Franchise Owner agrees that the APF may be used to pay the costs of preparing and producing such marketing materials and programs as the Company may determine, including video, audio and written advertising materials, employing advertising agencies; and supporting market research activities. The Company may furnish Franchise Owner with marketing, advertising and promotional materials at the Company's cost of producing them, plus any related administrative, shipping, handling and storage charges.

         The APF shall be accounted for separately from the Company's other funds and shall not be used to defray any of the Company's general operating expenses, except for such reasonable salaries, administrative costs and overhead as the Company may incur in activities reasonably related to the administration of the APF and its marketing programs including, without limitation, conducting market research, preparing advertising and marketing materials and collecting and accounting for contributions to the APF. The Company may spend in any fiscal year an amount greater or less than the aggregate contribution of all Restaurants to the APF in that year and the APF may borrow from the Company or other lenders to cover deficits of the APF or cause the APF to invest any surplus for future use by the APF. A statement of monies collected and costs incurred by the APF shall be prepared annually by the Company and shall be furnished to Franchise Owner upon written request. The Company will have the right to cause the APF to be incorporated or operated through an entity separate from the Company at such time as the Company deems appropriate, and such successor entity shall have all rights and duties of the Company pursuant to this Section. Except as expressly provided in this Section, the Company assumes no direct or indirect liability or obligation to Franchise Owner with respect to the maintenance, direction or administration of the APF.

         The Company reserves the right, in its sole discretion, to suspend contributions to and operation of the APF for one or more periods that it determines to be appropriate and the right to terminate the APF upon thirty (30) days' written notice to Franchise Owner. All unspent monies on the date of termination shall be distributed to the Company's Franchise Owners in proportion to their respective contributions to the APF during the preceding twelve
(12)-month period. The Company has the right to reinstate the APF upon the same terms and conditions set forth herein upon thirty (30) days' prior written notice to Franchise Owner.

         B. ADVERTISING BY FRANCHISE OWNER. In addition to Franchise Owner's contributions to the APF specified in Section 8A, Franchise Owner agrees to spend annually for advertising and promotion of the Restaurant an amount equal to at least three percent (3%) of the Gross Sales of the Restaurant during each fiscal year. For purposes of the foregoing minimum advertising requirements the advertising expenditures shall include: (a) amounts contributed to advertising cooperatives established pursuant to this Section; and (b) amounts expended for advertising media such as television, radio, newspaper, billboards, magazines, posters, direct mail, yellow pages, sports program booklet advertising, collateral promotional and novelty items (E.G., matchbooks, pens, pencils, bumper stickers), advertising on public vehicles, such as cabs and busses, and, if not provided by the Company, the cost of producing approved materials necessary to participate in these media, including advertising agency commissions related to the production of such advertising.

         Prior to their use, samples of all advertising and promotional materials not prepared or previously approved by the Company and which vary from the Company's standard advertising and promotional materials shall be submitted to the Company for its prior written approval. Franchise Owner shall not use any advertising or promotional materials that the Company has disapproved.

         If the Company establishes a regional advertising cooperative for Roadhouse Grill Restaurants in Franchise Owner's local or regional area, as designated by the Company in its sole discretion, the Franchise Owner agrees to participate in such advertising cooperative and to contribute such amounts as are determined from time to time by such cooperative, but shall not be required to expend more than two percent (2%) of the Restaurant's annual Gross Sales and such amounts SHALL BE CREDITED TO THE LOCAL ADVERTISING REQUIREMENT SET FORTH ABOVE.

         C. NATIONAL ADVERTISING FUND (NAF). If and when one hundred fifty (150) Restaurants shall be open and operating in the United States, the Company will establish, maintain and administer a National Advertising Fund (NAF) for such advertising and related programs as the Company may deem appropriate, in its sole discretion. Franchise Owner shall contribute to the NAF two percent (2%) of the Gross Sales of the Restaurant, payable monthly together with the royalty fees due under this Agreement. Roadhouse Grill Restaurants owned by the Company and its affiliates shall contribute to the NAF on the same basis as Franchise Owner.

         The Company shall direct all marketing programs financed by the NAF, with sole discretion over the creative concepts, materials, and endorsements used in this Agreement, and the geographic, market and media placement and allocation thereof. Franchise Owner agrees that the NAF may be used to pay the costs of administrating regional and multi-regional advertising programs including, without limitation, purchasing direct mail and other media advertising and employing advertising agencies to assist therewith, and supporting public relations, marketing research and other advertising and marketing activities.

         The NAF shall be accounted for separately from the Company's general operating expenses, except for such reasonable salaries, administrative costs and overhead as the Company may incur in activities reasonably related to the administration of the NAF and its marketing programs including, without limitation, preparing advertising and marketing materials, and collecting and accounting for contributions to the NAF. The Company may spend in any fiscal year an amount greater or less than the aggregate contribution of all Restaurants to the NAF or cause the NAF to invest any surplus for future use by the NAF. A statement of monies collected and costs incurred by the NAF shall be prepared annually by the Company and shall be furnished to Franchise Owner upon written request. The Company will have the right to cause the NAF to be incorporated or operated through an entity separate from the Company at such time as the Company deems appropriate, and such successor entity shall have rights and duties of the Company pursuant to this Section.

         Franchise Owner understands and acknowledges that the NAF is intended to enhance recognition of the Marks and patronage of Restaurants. Although the Company will endeavor to utilize the NAF to develop advertising and marketing materials and programs, and to place advertising that will benefit all Restaurants, the Company undertakes no obligation to insure that expenditures by the NAF in or affecting any geographic area are proportionate or equivalent to the contributions to the NAF by Restaurants operating in the geographic area or that any Restaurants will benefit directly or in proportion to its contribution to the NAF from the development of advertising and marketing materials or the placement of advertising. Except as expressly provided in this Section, the Company assumes no direct or indirect liability or obligation to Franchise Owner with respect to the maintenance, direction or administration of the NAF.

         The Company reserves the right, in its sole discretion, to suspend contributions to and operations to the NAF for one or more periods that it determines to be appropriate and the right to terminate the NAF upon thirty (30) days' written notice to the Franchise Owner. All unspent monies on the date of termination shall be distributed to the Company and Franchise Owners in proportion to their respective contributions to the NAF during the preceding twelve (12)-month period. The Company has the right to reinstate the NAF upon the same terms and conditions set forth in this Agreement upon thirty (30) days' prior written notice to Franchise Owner.

9.       ACCOUNTING, REPORTS AND FINANCIAL STATEMENTS.

         A. Franchise Owner shall establish and maintain at its own expense a bookkeeping, accounting, record keeping and data processing system conforming to the requirements and formats prescribed by the Company from time to time. Franchise Owner shall furnish to the Company on such forms that the Company prescribes from time to time: (a) within fifteen
(15) days after the end of each calendar month, a report of Gross Sales for such calendar month and such other reports as the Company may designate from time to time, including food and labor costs reports, sales tax reports and a quarterly profit and loss statement; (b) within fifteen (15) days after such returns are filed, copies of state sales tax returns and such other forms, records, books and other information as the Company may require; and (c) within ninety (90) days after the end of Franchise Owner's fiscal year, a fiscal year-end balance sheet and income statement and statement of changes in financial position of the Restaurant for such fiscal year. Each report and financial statement shall be signed and verified by Franchise Owner in the manner prescribed by the Company.

         B. Franchise Owner shall install such computer hardware and software as the Company may specify, including without limitation such peripheral devices and equipment as the Company may specify in the Manual or otherwise in writing as reasonably necessary for the efficient management and operation of the Restaurant and the transmission of data to and from the Company. The Company may, from time-to-time, specify in the Manuals or otherwise in writing the information that Franchise Owner shall collect and maintain on the computer system installed at the Restaurant, and Franchise Owner shall provide to the Company such reports as the Company may reasonably request from the data so collected and maintained. Franchise Owner shall afford the Company access, by modem, to the computer system installed at the Restaurant for the purpose of downloading information from the computer system. The reporting requirements set forth herein shall be in addition to and not in lieu of the reporting requirements set forth under Section 9A hereof.

10.      INSPECTIONS AND AUDITS.

         A. COMPANY'S RIGHT TO INSPECT THE RESTAURANT. To determine whether Franchise Owner and the Restaurant are complying with this Agreement and with all specifications, quality standards and operating procedures prescribed by the Company for the operation of a Restaurant, the Company or its designated agents shall have the right at any reasonable time and without prior notice to Franchise Owner to: (a) inspect the Premises: (b) observe the operations of the Restaurant; (c) remove samples of any food and beverage product, material or other products for testing and analysis; (d) interview personnel of the Restaurant; (e) interview customers of the Restaurant; and (f) inspect and copy any books, records and documents relating to the operation of the Restaurant. Franchise Owner shall present to its customers such evaluation forms as are periodically prescribed by the Company and shall participate in any surveys performed by and/or on behalf of the Company.

         B. COMPANY'S RIGHT TO AUDIT. The Company shall have the right at any reasonable time during business hours, and upon ten (10) days' prior notice to Franchise Owner, to inspect and audit, or cause to be inspected and audited, sales and income tax records and returns and other records of the Restaurant and the books and records of any corporation or partnership which holds the Franchise. Franchise Owner shall cooperate with the Company's representatives and independent accountants hired by the Company to conduct any such inspection or audit. If any inspection or audit discloses an understatement of the Gross Sales of the Restaurant, the Franchise

Owner shall pay to the Company, within fifteen (15) days after receipt of the inspection or audit report, the royalty fees on APF and NAF contributions due in the amount of such understatement, plus interest (as the rate and on the terms provided in Section 5D hereof) from the date originally due until the date of payment. Further, if such inspection or audit is made necessary by Franchise Owner's failure to furnish reports, supporting records or other information on a timely basis, or if an understatement of Gross Sales for the period of any audit is determined by any such audit or inspection to be greater than two percent (2%), the Franchise Owner shall reimburse the Company for the cost of such audit or inspection, including without limitation, the charges of any independent accountants and the travel expenses, room and board and compensation of the Company's employees. The foregoing remedies shall be in addition to the Company's other remedies and rights under this Agreement or applicable law.

11.      TRANSFER.

         A. BY THE COMPANY. This Agreement is fully transferable by the Company and shall inure to the benefit of any transferee or other legal successor to the Company's interest in this Agreement.

         B. FRANCHISE OWNER MAY NOT TRANSFER WITHOUT APPROVAL OF THE COMPANY. Franchise Owner understands and acknowledges that the rights and duties created by this Agreement are personal to Franchise Owner (or, if Franchise Owner is a corporation or partnership, to its owners) and that the Company has granted the Franchise to Franchise Owner in reliance upon the Company's perception of the individual or collective character, skill, aptitude, attitude, business ability and financial capacity of Franchise Owner (or its owners). Accordingly, neither this Agreement nor the Franchise (or any interest therein) nor any part or all of the ownership of Franchise Owner, the Restaurant or the assets of the Restaurant (or any interest therein) may be transferred without the Company's prior written approval. Any transfer without such approval shall constitute a breach of this Agreement and be void and of no effect. However, Franchise Owner may transfer shares of stock or interest in the Franchise providing he or she maintains management control and further providing that he or she informs Company of his or her action in writing.

         As used in this Agreement, the term "transfer" shall mean and include the voluntary, involuntary, direct or indirect assignment, sale, sublease, collateral assignment, granting of a security interest, gift or other transfer by Franchise Owner (or any of its owners) of any interest in: (1) this Agreement; (2) the Franchise; (3) the ownership of Franchise Owner; (4) the Restaurant; or (5) the assets of the Restaurant. An assignment, sale or other transfer shall include the following events: (a) transfer of ownership of capital stock or a partnership interest; (b) merger or consolidation or issuance of additional securities representing an ownership interest in Franchise Owner;
(c) any sale of voting stock of Franchise Owner or any security convertible to voting stock of Franchise Owner; (d) transfer of an interest in Franchise Owner, this Agreement, the Franchise, the Restaurant or the assets of the Restaurant in a divorce, insolvency, corporate or partnership dissolution proceeding or otherwise by operation of law; or (e) transfer of an interest in this Agreement, the Franchise,

Franchise Owner, the Restaurant or the assets of the Restaurant in the event of the death of Franchise Owner by will, declaration of or transfer in trust or under the laws of intestate succession.

         C. CONDITIONS FOR APPROVAL OF TRANSFER. If Franchise Owner is a corporation or partnership and its owners are in full compliance with this Agreement, the Company shall not unreasonably withhold its approval of a transfer that meets all applicable requirements of this Section. The proposed transferee and its owners must be individuals of good moral character and otherwise meet the Company's then applicable standards for Restaurant Franchises. A transfer of ownership in the Restaurant may only be made in conjunction with a transfer of the Franchise. If the transfer is of the Franchise or a controlling interest in Franchise Owner, or is one of a series of transfers which in the aggregate constitutes the transfer of the Franchise or management control in Franchise Owner, all of the following conditions must be met prior to or concurrently with the effective date of the transfer.

         (1) the transferee must have sufficient business experience, aptitude and financial resources to operate the Restaurant;

         (2) Franchise Owner must pay such royalty fees, advertising contributions, rental obligations, amounts owed for purchases by Franchise Owner from the Company and its affiliates and all other amounts owed to the Company or its affiliates and third-party creditors which are then due and unpaid and submit all required reports and statements which have not yet been submitted;

         (3) the transferee and/or its personnel must agree to complete the Company's training program to the Company's satisfaction and to pay the Company its then-current training fee;

         (4) the transferee must, at the Company's option, agree to be bound by all of the terms and conditions of this Agreement for the remainder of its term or execute the Company's then current standard form of Franchise Agreement (which may provide for different fees, advertising contributions and expenditures, duration and other rights and obligations from those provided in this Agreement);

         (5) Franchise Owner or the transferee must pay the Company a transfer fee in an amount equal to the Company's actual expenses relating to the transfer;

         (6) Franchise Owner (and its owners) must execute a general release, in form satisfactory to the Company, of any and all claims against the Company, its affiliates and their officers, directors, employees and agents;

         (7) the Company must approve the material terms and conditions of such transfer including, without limitation, that the price and terms of the payment are not so burdensome as to affect adversely the operation of the Restaurant by the transferee;

         (8) if Franchise Owner finances any part of the sale price of the transferred interest, Franchise Owner and/or its owners must agree that all obligations of the transferee under or pursuant to any promissory notes, agreements or security interests reserved by Franchise Owner or its owners in the assets of the Restaurant or the Premises shall be subordinate to the obligations of the transferee to pay royalty fees, advertising contributions and the other amounts due to the Company and its affiliates and otherwise to comply with this Agreement or the Franchise Agreement executed by the transferee;

         (9) Franchise Owner and its owners must execute a non-competition covenant in favor of the Company and the transferee agreeing that, for a period of two (2) years commencing on the effective date of the transfer, Franchise Owner, its owners and members of the immediate families of Franchise Owner and each of its owners will not hold any direct or indirect interest as a disclosed or beneficial owner, investor, partner, director, officer, manager, employee, consultant, representative or agent, or in any other capacity, in any restaurant business offering steak as the main menu item in conjunction with other principal products then being offered in Restaurants and located, operating or engaging in delivery within a radius of twenty (20) miles of the Premises or any other Restaurant in operation or under construction on the effective date of transfer, or any entity which is granting franchises or licenses to others to operate any other restaurant business serving or selling steak as the main menu item in conjunction with other principal products then being offered in Restaurants;

         (10) the lessor or sublessor of the Premises must have consented to the assignment or sublease of the Premises to the transferee or the transferee must have secured substitute premises for the Restaurant approved by the Company;

         (11) the Company shall not have exercised its right of first refusal pursuant to Section 11G of this Agreement; and

         (12) the transferee and Franchise Owner shall acknowledge and agree that the Company's approval of the proposed transfer indicates only that the transferee falls within the acceptable criteria established by the Company for Franchise Owners as of the time of such transfer and that the Company's approval thereof does not constitute a warranty or guaranty by the Company, express or implied, of the suitability of the terms of sale or of the successful operation or profitability of the Franchise by the transferee.

         If the proposed transfer is to or among owners of Franchise Owner, Subparagraph (5) of the above requirements shall not apply. Subparagraphs (7) and (8) shall not apply to transfer by gift, bequest or inheritance.

         D. TRANSFER TO A CORPORATION OR PARTNERSHIP. If Franchise Owner is in full compliance with this Agreement, the Company shall not unreasonably withhold its approval of a proposed assignment or transfer of this Agreement and the Franchise to a corporation or partnership which conducts no business other than the Restaurant, which is actually managed by

Franchise Owner or a Certified Manager who has satisfactorily completed the Company's initial training program and in which Franchise Owner maintains management control of the general partnership interest or equity and voting power of all issued and outstanding capital stock. Transfers of shares or partnership interest in such corporation or partnership will be subject to the provisions of Section 11C. Notwithstanding anything to the contrary herein, Franchise Owner shall remain personally liable under this Agreement as if the transfer to such corporation or partnership has not occurred. The articles of partnership, partnership agreement, articles of incorporation, bylaws and other organizational documents of such partnership or corporation shall recite that the issuance and assignment of any interest therein is restricted by the terms of Section 11 of this Agreement, and all issued and outstanding stock certificates of such corporation shall bear a legend reciting or referring to the restrictions thereof. Each partner or shareholder of Franchise Owner owning ten percent (10%) or more of the equity or voting power of Franchise Owner at any time during the term of this Agreement must execute an "Guaranty and Assumption of Franchise Owner's Obligations," or such other agreement that the Company prescribes from time to time, undertaking to be bound jointly and severally by all provisions of this Agreement. Franchise Owner will furnish to the Company at any time upon request, in such form as the Company may require, a list of its general and limited partners or all shareholders (of record and beneficially) reflecting their respective interest in Franchise Owner.

         E. DEATH OR DISABILITY OF FRANCHISE OWNER. Upon the death or permanent disability of Franchise Owner or, if Franchise Owner is a corporation or partnership, the owner of management control in Franchise Owner, the executor, administrator, conservator, guardian or other personal representative of such person shall transfer his or her interest in this Agreement and the Franchise or such interest in Franchise Owner to a third party approved by the Company. Such disposition of this Agreement and the Franchise or such interest in Franchise Owner (including, without limitation, transfer by bequest or inheritance) shall be completed within a reasonable time, not to exceed six (6) months from the date of death or permanent disability, and shall be subject to all the terms and conditions applicable to transfers contained in this Section. Failure to transfer the interest in Franchise Owner within said period of time shall constitute a breach of this Agreement. For purposes hereof, the terms "permanent disability" shall mean a mental or physical disability, impairment or condition that is reasonably expected to prevent or actually does prevent Franchise Owner or an owner of a management control in Franchise Owner from managing and/or supervising the Restaurant as required under Section 7F of this Agreement for a period of ninety (90) days or more from the onset of such disability, impairment or condition.

         F. EFFECT OF APPROVAL OF A TRANSFER. The Company's approval of a transfer of this Agreement and the Franchise or any interest in Franchise Owner or the Restaurant shall not constitute a waiver of any claims it may have against Franchise Owner (or its owners) nor be deemed a waiver of the Company's right to demand exact compliance with any of the terms or conditions of this Agreement by transferee.

         G. COMPANY'S RIGHT OF FIRST REFUSAL. If Franchise Owner (or its owners) shall at any time decide to sell controlling interest in this Agreement, the Franchise, the Restaurant, the assets of the Restaurant, the Premises or a controlling ownership interest in Franchise Owner, Franchise Owner (or its owners) shall first obtain a bona fide, executed written offer and earnest money deposit in the amount of five percent (5%) or more of the offering price from a responsible and fully disclosed purchaser and shall immediately submit to the Company a true and complete copy of such offer. If the offeror proposes to buy any other property or rights from Franchise Owner or an affiliate of Franchise Owner, such proposal must be set forth in a separate, contemporaneous offer, and the price and terms of purchase offered to Franchise Owner (or its owners) for the interest in the Agreement, the Franchise, the Restaurant or Franchise Owner shall reflect the bona fide price offered therefor and shall not reflect any value of any other property or rights. The Company shall have the right, exercisable by written notice delivered to Franchise Owner or its owners within sixty (60) days from the date of delivery of an exact copy of such offer to the Company, to purchase such interest for the price and on the terms and conditions contained in such offer, provided that the Company may substitute cash for any form of payment proposed in such offer, and the Company shall have thirty (30) days to prepare for closing. The Company shall be entitled to purchase such interest subject to all customary representations and warranties given by the seller including representations and warranties as to ownership, condition and title to stock and/or assets, liens and encumbrances relating to the stock and/or assets, validity of contracts and liabilities of the corporation whose stock is purchased and affecting the assets, contingent or otherwise. If the Company does not exercise its right of first refusal, Franchise Owner or its owners may complete the sale to such purchaser pursuant to and on the exact terms of such offer, subject to the Company's approval of the transfer as provided in Sections 11B and 11C, provided that is the sale to such purchaser is not completed within one hundred twenty (120) days after delivery of such offer to the Company, or if there is a material change in the terms of the sale, the Company shall have an additional right of first refusal for thirty (30) days on the same terms and conditions as are applicable to the initial right of first refusal.

         H. PUBLIC OFFERINGS OF SECURITIES. Notwithstanding any other provisions of this Agreement, Franchise Owner shall not, without the Company's prior written consent, which can be arbitrarily withheld, sell or offer to sell any security of Franchise Owner if such sale or offer would be required to be registered pursuant to the provisions of the Securities Act of 1933, as amended, and the rules and regulations pursuant thereto, or the securities laws of any other state or territory of the United States of America or of any other jurisdiction. If the Company grants Franchise Owner its written consent thereto, Franchise Owner agrees to comply with all of the Company's requirements and restrictions concerning use of information about the Company and its affiliates.

12.      EXPIRATION OF AGREEMENT.

         A.       FRANCHISE OWNER'S RIGHT TO ACQUIRE A SUCCESSOR
FRANCHISE. Subject to the provisions of this Section, upon expiration of the initial term of this Agreement, if: (a) Franchise Owner has substantially complied with this Agreement during its term; and (b) (1) Franchise Owner maintains possession of and agrees to remodel and/or expand the Premises, add or replace leasehold improvements, equipment, fixtures, furnishings and signs and otherwise modify the Restaurant to bring it into compliance with specifications and standards then applicable for Restaurants, or (2) if Franchise Owner is unable to maintain possession of the Premises, or in the Company's judgment the Restaurant should be relocated, Franchise Owner shall secure substitute premises approved by the Company and agrees to develop such substitute premises in compliance with specifications and standards then applicable for Restaurants, subject to the conditions contained in Section 12B below. Franchise Owner shall have the right to acquire a successor franchise for the Restaurant on the terms and conditions of the Company's then current Franchise Agreement for Restaurants. Franchise Owner shall have no obligation to pay an initial franchise or renewal fee thereunder.

         B. GRANT OF A SUCCESSOR FRANCHISE. Franchise Owner shall give the Company written notice of its election to acquire a successor franchise during the one hundred eighty (180) days prior to the nineteenth anniversary of the date of this Agreement. The Company agrees to give Franchise Owner written notice, not more than one hundred eighty (180) days after receipt of Franchise Owner's notice, of the Company's decisions to grant or not to grant a successor franchise (based on the criteria specified in Section 12A above) to Franchise Owner and/or its willingness to grant a successor franchise on condition that deficiencies of the Restaurant, the Premises, or the operation of the Restaurant are corrected. Such notice shall state the actions Franchise Owner must take to correct such deficiencies and the time period in which to do so. Franchise Owner's right to acquire a successor franchise shall be subject to Franchise Owner's compliance with all the terms of this Agreement up to the date of expiration and may be granted conditionally, subject to remodeling and/or expanding the Restaurant, replacement of equipment, fixtures, furnishings and signs, and decorating or other obligations with respect to the Restaurant or the Premises to be completed before commencement of the term of successor franchise.

         The Company shall give the Franchise Owner written notice of a decision not to grant a successor franchise based upon Franchise Owner's failure to cure deficiencies not less than ninety (90) days prior to the expiration of this Agreement; provided, however, that the Company shall not be required to give such notice to Franchise Owner if the Company decides not to grant a successor franchise due to Franchise Owner's violation of this Agreement during the ninety
(90)-day period prior to its expiration. In the event the Company fails to give Franchise Owner: (a) notice of deficiencies of the Restaurant or the Premises, or in Franchise Owner's operation of the Restaurant within one hundred eighty
(180) days after the receipt of Franchise Owner's timely election to acquire a successor franchise; or (b) notice of the Company's decision not to grant a successor franchise (subject to the provisions above) at least ninety (90) days prior to the expiration of this Agreement, the Company may extend the term of this Agreement for such period of time as is necessary in order to provide Franchise Owner reasonable time to correct deficiencies or the ninety (90) days' notice of the Company's refusal to grant a successor franchise required hereunder.

         C. AGREEMENTS/RELEASES. If the Company grants a successor franchise to Franchise Owner, Company and Franchise Owner (and the owners of Franchise Owner) shall execute the form of Franchise Agreement and any ancillary agreement the Company then customarily uses in granting franchises for the operation of Restaurants. Franchise Owner and

Franchise Owner's shareholders or partners (if Franchise Owner is a corporation or partnership) shall execute general releases, in forms satisfactory to the Company, of any and all claims against the Company and its affiliates and their officers, directors, employees, agents, successors and assigns. Failure by Franchise Owner (and its shareholders or partners) to sign such agreements and releases within sixty (60) days after delivery thereof to Franchise Owner shall be deemed an election by Franchise Owner not to acquire a successor franchise.

13.      TERMINATION OF AGREEMENT.

         If Franchise Owner fails to locate an acceptable site for the Restaurant within one hundred twenty (120) days after the execution of this Agreement or open the Restaurant and commence business on the earlier of one hundred twenty (120) days after the Company's approval of the site for the Restaurant or the date specified in the prime lease or sublease for the Premises, provided in Section 2B, the Company shall have the right to terminate this Agreement effective upon delivery of notice of termination to Franchise Owner.

         Further, the Company shall have the right to terminate this Agreement, effective upon delivery of notice of termination if Franchise Owner (or its owners):

         (a) abandons or fails actively to operate the Restaurant for three (3) consecutive days unless the Restaurant has been closed for a purpose approved by the Company or because of fire, flood or other casualty or act of God;

         (b) surrenders or transfers management control of the operation of the Restaurant without the Company's prior written consent;

         (c) has made any material misrepresentation or omission in its application for the Franchise;

         (d) suffers cancellation or termination of the lease or sublease for the Restaurant;

         (e) is or has been convicted of, pleads or has pleaded no contest to a felony that may adversely affect the goodwill of the Marks or the reputation of Roadhouse Grill Restaurants;

         (f) makes an unauthorized assignment of the Franchise or an ownership interest in Franchise Owner;

         (g) makes any unauthorized use or disclosure of any Confidential or Proprietary Information or uses, duplicates or discloses any portion of the Operations Manual in violation of this Agreement;

         (h) fails or refuses to comply with any mandatory specification, standard or operating procedure prescribed by the Company relating to the cleanliness and sanitation of the Restaurant or violates any health, safety or sanitation law, ordinance or regulation and does not correct such failure or refusal within seventy-two (72) hours after written notice thereof is delivered to Franchise Owner;

         (i) fails to report accurately the Gross Sales of the Restaurant or to make payments of any amount due the Company for royalty fees, advertising contributions, or any other amounts due to the Company or its affiliates hereunder and does not correct such failure within ten (10) days after written notice of such failure is delivered to Franchise Owner;

         (j) fails to pay any Federal or state income, sales or other taxes arising from the operations of the Restaurant as required in Section 15C of this Agreement;

         (k) fails to comply with any other provision of this Agreement or any mandatory specification, standard or operating procedure prescribed by the Company and does not: (A) correct such failure within five (5) days if such failure relates to the use of any Mark or the quality of the Products in the Restaurant, otherwise thirty (30) days after written notice of such failure to comply is delivered to Franchise Owner; or (B) provide proof acceptable to the Company of efforts which are reasonably calculated to correct such failure if such failure cannot reasonably be corrected within thirty (30) days after written notice of such failure to comply is delivered to Franchise Owner;

         (l) fails on three (3) or more separate occasions within any period of twelve (12) consecutive months to submit when due, reports or other data, information or supporting records or to pay when due the royalty fees, advertising contributions or other payments due to the Company or its affiliates or otherwise fails to comply with this Agreement, whether or not such failures to comply are corrected after notice thereof is delivered to Franchise Owner;

         (m) makes an assignment for the benefit of creditors or an admission of its inability to pay its obligations as they become due or has a petition in bankruptcy filed; or

         (n) does not, in all dealings with customers, suppliers and the public adhere to the highest standards of honesty, integrity, fair dealing and ethical conduct.

14. RIGHTS AND OBLIGATIONS OF THE COMPANY AND FRANCHISE OWNER UPON TERMINATION OR EXPIRATION OF THE FRANCHISE.

         A. PAYMENT OF AMOUNTS OWED TO THE COMPANY. Franchise Owner agrees to pay the Company within thirty (30) days after the effective date of termination or expiration of the Franchise, or such later date that the amounts due to the Company are determined, such as royalty fees, advertising contributions, amounts owed for purchases by Franchise Owner from the Company or its affiliates, interest due on any of the foregoing and all other amounts owed to the Company or its affiliates which are then unpaid.

         B. DE-IDENTIFICATION. Franchise Owner agrees that, upon termination or expiration of this Agreement, Franchise Owner will:

         (1) not directly or indirectly at any time or in any manner identify itself or any business as a current or former Restaurant Franchise Owner, licensee or dealer of the Company or its affiliates, use any Mark, or any colorable imitation thereof, or other indicia of a Restaurant in any manner or for any purpose, or utilize for any purpose a trade name, trademark or service mark or other commercial symbol that suggests or indicates a connection or association with the Company or its affiliates;

         (2) take such action as may be required to cancel all fictitious or assumed name or equivalent registrations relating to Franchise Owner's use of any Mark;

         (3) if the Company does not exercise its rights to purchase the assets of the Restaurant pursuant to Section 14E hereof, Franchise Owner shall promptly remove from the Premises, and discontinue using for any purpose, any and all signs, fixtures, furniture, decor items, advertising materials, forms and other articles which display any of the Marks or any distinctive features, images, or designs associated with Restaurants, including without limitation, the display cooking, color schemes, wall signs, booths, tables and counter tops, and at its expense make such alterations as may be necessary to distinguish the Restaurant clearly from its former appearance and from other Restaurants as to prevent any possibility of confusion therewith by the public, including, without limitation, repainting the exterior of the Restaurant to a new color. If Franchise Owner fails to initiate immediately or complete such alterations and/or removals within such time as the Company deems appropriate, Franchise Owner agrees that the Company or its designated agents may enter the Premises and adjacent areas without prior notice and forcibly, if necessary, make such alterations and/or removals, at Franchise Owner's sole risk and expense, without responsibility for any actual or consequential damages to the property of Franchise Owner or otherwise, and without liability for trespass or other tort or criminal act. Franchise Owner expressly acknowledges that its failure to make such alterations will cause irreparable injury to the Company and consents to entry, (at Franchise Owner's expense), or an ex-parte order by any court of competent jurisdiction authorizing the Company or its agents to take such action, if the Company seeks such an order;

         (4) return all materials and supplies identified by the Marks in full cases or packages to the Company for credit at actual cost to Franchise Owner and dispose of all other materials and supplies identified by the Marks within thirty (30) days after the effective date of termination or expiration of this Agreement;

         (5) notify the telephone company and all telephone directory publishers of the termination or expiration of Franchise Owner's right to use any telephone number and any regular, classified or other telephone directory listings associated with any Mark and to authorize transfer thereof to the Company at its direction. Franchise Owner acknowledges that, as between it and the Company, the Company has the sole rights to and interest in all telephone numbers and directory listings associated with any Mark. Franchise Owner authorizes the Company, and hereby appoints the Company and any of its officers as Franchise Owner's attorneys in fact, to direct the telephone company and all telephone directory publishers to transfer any telephone numbers and directory listings to the Company at its direction, should Franchise Owner fail or refuse to do so, and the telephone company and all telephone director publishers may accept such direction or this Agreement as conclusive proof of the Company's exclusive rights in such telephone numbers and directory listings and the Company's authority to direct their transfer; and

         (6) furnish the Company, within thirty (30) days after the effective date of the termination or expiration, evidence satisfactory to the Company of Franchise Owner's compliance with the foregoing obligations.

         C. CONFIDENTIAL INFORMATION. Franchise Owner agrees that, upon termination or expiration of the Franchise, it will immediately cease to use any Confidential or Proprietary Information of the Company disclosed to it pursuant to this Agreement in any business or otherwise and return to the Company all copies of the Operations Manual and any other confidential materials which have been loaned to it by the Company. All deposits on loaned materials will be returned by the Company.

         D. COVENANT NOT TO COMPETE. Upon termination of this Agreement by the Company in accordance with its terms and conditions or by Franchise Owner without cause, or upon expiration of the term of this Agreement and the Company's exercise of its right to purchase the Restaurant pursuant to Section 14E hereof, Franchise Owner and its owners agree that, for a period of two (2) years commencing on the effective date of termination or expiration or the date on which Franchise Owner ceases to conduct business, whichever is later, neither Franchise Owner nor its owners shall have any direct or indirect interest (through a member of the immediate families of Franchise Owner or its owners or otherwise) as disclosed or beneficial owner, investor, partner, director, officer, employee, consultant, representative or agent in any other capacity in:
(a) any restaurant business offering steak as the main menu item in conjunction with other principal products then being offered in Restaurants and located, operating or engaging in delivery at or from the Premises; (b) any restaurant business offering steak as the main menu item in conjunction with other principal products then being offered in Restaurants and located, operating or engaging in delivery within a radius of twenty (20) miles of the Premises or any Restaurant in operation or under construction on the effective date of termination or expiration; or (c) any entity which is granting franchises or licenses to others to operate any other business serving or selling steak as the main menu item in conjunction with other principal products then being offered in Restaurants. The restrictions of this Section shall not be applicable to the ownership of shares of a class of securities listed on a stock exchange or traded on the over-the-counter market that represents five percent (5%) or less of the number of shares of that class of securities issued and outstanding. Franchise Owner and/or its owners expressly acknowledge that they possess skills and abilities of a general nature and have other opportunities for exploiting such skills. Consequently, enforcement of the covenants made in this Section will not deprive them of their personal goodwill or ability to earn a living.

         E. THE COMPANY HAS THE RIGHT TO PURCHASE RESTAURANT. Upon expiration or termination, for whatever reason, of the Franchise, the Company shall have the right, exercisable by giving written notice thereof ("Appraisal Notice") within ten (10) days after the date of such expiration or termination, to require a determination of the "Fair Market Value" (as defined below) of all the tangible assets of the Restaurant which are owned by Franchise Owner, including, without limitation, inventory of nonperishable Products, materials, supplies, furniture, fixtures, equipment, signs, and any and all leasehold improvements and fixtures owned by Franchise Owner, but excluding any cash and short-term investments (Purchased Assets). Upon such notification, Franchise Owner shall not sell or remove any of the tangible assets of the Restaurant from the Premises and shall give the Company, its designated agents and the Appraiser (as defined below) full access to the Restaurant and the Premises and all of Franchise Owner's books and records at any time during customary business hours in order to conduct inventories of the tangible assets of the Restaurant and to determine the price for the purchase of its tangible assets. The Fair Market Value shall be the amount which an arm's length purchaser would be willing to pay for the Purchased Assets, as determined by the Company and Franchise Owner. If the Company and Franchise Owner are unable to agree on the Fair Market Value of the Purchased Assets within fifteen (15) days after the Appraisal Notice, then Fair Market Value shall be finally determined by a member of a nationally recognized accounting firm (other than a firm which conducts the audit of the Company's financial statements) selected by the Company who has experience in the valuation of restaurant businesses (the "Appraiser"). The Company shall notify Franchise Owner of the identity of the Appraiser, who shall make his or her determination and submit a written report thereof to the Company and the Franchise Owner (Appraisal Report) as soon as possible, but in no event more than sixty (60) days after his or her appointment. Each party may submit in writing its judgment of Fair Market Value to the Appraiser (together with its reasons therefore); however, the Appraiser shall not be limited to these submissions and may make such independent investigations as he or she shall reasonably determine to be necessary. The Appraiser's fees and costs shall be borne equally between the parties. The Company shall have the option, exercisable by delivering written notice thereof within thirty (30) days after submission of the Appraisal Report (or the date agreement is reached if the parties agree to the Fair Market Value of the purchased assets), to purchase the Purchased Assets at the Fair Market Value. The Company shall have unrestricted right to assign this option to purchase separate and apart from the remainder of this Agreement. The purchase price for the Purchased Assets shall be paid in cash at the closing, which shall occur at the place, time and date designated by the Company, but no later than thirty (30) days after the Company's exercise of its option to purchase the Purchased Assets. At the closing, the Company shall be entitled to all warranties, closing documents and post-closing indemnifications as it may require, including without limitation: (a) instruments transferring good and merchantable title to the assets purchased, free and clear of all liens, encumbrances, and liabilities, to the Company or its designee, with all sales and other transfer taxes paid by Franchise Owner; and (b) as assignment of Franchise Owner's leasehold interest to the Premises (or if any assignment is prohibited, a sublease of the Premises to the Company or its designee for the full remaining term and on the same terms and conditions as Franchise Owner's lease, including renewal and/or purchase options) or if Franchise Owner is not the lessee of the Premises and instead directly or indirectly owns the Premises, Franchise Owner shall grant the Company a lease for the premises at reasonable rental rates and upon customary terms prevailing in the community where the Premises is located. In the event that Franchise Owner cannot delivery clear title to all of the assets, or in the event there are unresolved issues, the closing of the same may at the Company's option be accomplished through an escrow of such terms and conditions as the Company deems appropriate. Further, Franchise Owner and the Company shall, prior to closing, comply with any applicable Bulk Sales provisions of the Uniform Commercial Code as enacted in the state, and local sales tax notification and/or escrow procedures. The Company shall have the right to set off against and reduce the purchase price by any and all amount owed by Franchise Owner to the Company or any of its affiliates.

         F. CONTINUING OBLIGATIONS. All obligations of the Company and the Franchise Owner which expressly or by their nature survive the expiration or termination of this Agreement shall continue in full force and effect subsequent to and notwithstanding its expiration or termination and until they are satisfied in full or by their nature expire.

15.      RELATIONSHIP OF THE PARTIES/INDEMNIFICATION.

         A. INDEPENDENT CONTRACTORS. It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them, that the Company and the Franchise Owner are and shall be independent contractors and that nothing in this Agreement is intended to make either party a general or special agent, joint venturer, partner or employee of the other for any purpose. Franchise Owner shall identify itself in all dealings with customers, suppliers, public officials, Restaurant personnel and others as the owner of the Restaurant under a franchise granted by the Company and shall place such notices of independent ownership on such forms, business cards, stationery, advertising and other materials as the Company may require from time to time.

         B. NO LIABILITY FOR ACTS OF OTHER PARTY. Franchise Owner shall not employ any of the Marks in signing any contract or applying for any license or permit or in a manner that may result in the Company's liability for any of Franchise Owner's indebtedness or obligations, nor may Franchise Owner use the Marks in any way not expressly authorized in writing. Neither the Company nor Franchise Owner shall make any express or implied agreements, warranties, guarantees or representations or incur any debt in the name or on behalf of the other, represent that their relationship is other than franchisor and franchisee or be obligated by or have any liability under any agreements or representations made by the other that are not expressly authorized in writing. The Company shall not be obligated for any damages to any person or property directly or indirectly arising out of the operation of the Restaurant or Franchise Owner's business authorized by or conducted pursuant to the Franchise.

         C. TAXES. The Company shall have no liability for any sales, use, service, occupation, excise, gross receipts, income, property or other taxes, whether levied upon Franchise Owner, the Restaurant, Franchise Owner's property or upon the Company, in connection with the sales made, or business conducted by the Franchise Owner (except any taxes the Company is required by law to collect from Franchise Owner with respect to purchases from the Company). Payment of all such taxes shall be Franchise Owner's responsibility.

         D. INDEMNIFICATION. Franchise Owner indemnifies, defends and holds harmless the Company, its subsidiaries and entities and their shareholders, directors, officers, employees, agents, successors and assignees ("Indemnified Parties") against and to reimburse any one or more of them for all claims, obligations and damages described in this Section, and all taxes described in
Section 15C and any and all claims and liabilities directly or indirectly arising out of the operation of the Restaurant or the use of the Marks in any manner not in accordance with this Agreement. Provided that the Franchise Owner is responsible ONLY to indemnify Company against claims arising out of Franchise
Owner's: i) breach of contract, ii) negligence, iii) civil wrong, or iv) payment of taxes described in Section 15C above. For purposes of this indemnification, claims shall mean and include all obligations, actual and consequential damages and costs reasonably incurred in the defense of any claim against any one or more of the Indemnified Parties including, without limitation, reasonable accountants', attorneys', and expert witness fees, cost of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses including appellate, bankruptcy and post-judgment proceedings. The Company shall have the right to defend any such claim against it in such a manner as the Company deems appropriate or desirable in its discretion. This indemnity continues in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

16.      ENFORCEMENT.

         A. SEVERABILITY AND SUBSTITUTION OF VALID PROVISIONS. Except as expressly provided to the contrary in this Agreement, each section, paragraph, term and provision of the Agreement, and any portion thereof, shall be considered severable and if, for any reason, any such provision of the Agreement is held to be invalid, contrary to or in conflict with any applicable present or future law or regulation in a final, unappealable ruling by any court, agency or tribunal with competent jurisdiction in a proceeding to which the Company is a party, that such ruling shall not impair the operation of, or have any other effect upon, or such affect any portions of this Agreement which shall continue to be given full force and effect and bind the parties hereto, and any portion held to be invalid shall be deemed not to be a part of this Agreement as of the date the time for appeal expires, if Franchise Owner is a party thereto, otherwise upon Franchise Owner's receipt of a notice of non-enforcement thereof from the Company whichever last occurs. If any covenant herein which restricts competitive activity is deemed unenforceable by virtue of its scope in terms of area, business activity prohibited and/or length of time, but could be enforceable by reducing any part or all thereof, Franchise Owner and the Company agree that the same shall be enforced to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought. If any applicable and binding law or rule of any jurisdiction requires a greater prior notice of the termination of or refusal to enter into a successor franchise than is required hereunder, or if, under any applicable and binding law or rule of any jurisdiction, any provision of this Agreement or any specification, standard or operating procedure prescribed by the Company is invalid or unenforceable, the prior notice and/or other action required by such law or rule shall be substituted for the comparable provisions hereof, and the Company shall have the right, in its sole discretion, to modify such invalid or unenforceable provision, specification, standard or operating procedure to the extent required to be valid and enforceable. Franchise Owner agrees to be bound by any promise or covenant imposing the maximum duty permitted by law which is assumed within the terms of any provision hereof, as though it were separately articulated in and made party of this Agreement, or any specification, standard or operating procedure by the Company, and portion or portions which a court may hold to be unenforceable in a final decision to which the Company is a party, or from reducing the scope of any promise or covenant to the extent required to comply with such a court order. Such modification to this Agreement shall be effective only in said jurisdiction, unless the Company elects to give them greater applicability, and shall be enforced as originally made and entered into in all other jurisdictions.

         B. WAIVER OF OBLIGATIONS. The Company and the Franchise Owner may, by written instrument, unilaterally waive or reduce any obligation of or restriction upon the other under this Agreement, effective upon delivery of written notice thereof to the other or such other effective date stated in the notice of waiver. Any waiver granted by the Company shall be without prejudice to any other rights the Company may have, will be subject to continuing review by the Company and may be revoked, in the Company's sole discretion, at any time for any reason, effective upon delivery to Franchise Owner of ten (10) days' prior written notice. The Company and Franchise Owner shall not be deemed to have waived or impaired any right, power or option reserved by the Agreement (including, without limitation, the right to demand exact compliance with every term, condition and covenant herein or to declare any breach thereof to be a default and to terminate the Franchise prior to the expiration of its term) by virtue of any custom or practice of the parties at variance with the terms hereof; any failure, refusal or neglect of the Company or Franchise Owner to exercise any right under this Agreement or to insist upon exact compliance by the other with its obligations under this Agreement including, without limitation, any mandatory specification, standard or operating procedure; any waiver, forbearance, delay, failure or omission by the Company to exercise any right, power or option, whether of the same, similar or different nature, with respect to other Restaurants; or the acceptance by the Company of any payments due from Franchise Owner after any breach of this Agreement. Neither the Company nor Franchise Owner shall be liable for loss or damage or deemed to be in breach of this Agreement if its failure to perform its obligations results from: (a) transportation shortages, inadequate supply of equipment, merchandise, supplies, labor, material or energy or the voluntary foregoing in order to accommodate to comply with the orders, requests, regulations, recommendations or instructions of any Federal, state or municipal government or any department or agency thereof; (b) compliance with any law, ruling, order, regulation, requirements or instruction of any Federal, state or municipal government or any department or agency thereof; (c) acts of God; (d) fires, strikes, embargoes, war or riot; or
(e) any other similar event or cause. Any delay resulting from any of said causes shall extend performance accordingly or excuse performance in whole or in part, as may be reasonable, except that said causes shall not excuse payments of amounts owed at the time of such occurrence or payment of royalties due on any sales thereafter.

         C.       INJUNCTIVE RELIEF.  Nothing contained herein shall bar:
(a) the Company's right to obtain injunctive relief against threatened conduct that will cause it irreparable loss or damages, under customary equity rules, including applicable rules for obtaining restraining orders and preliminary injunctions; or (b) in any dispute regarding possession of the Premises, the Company's right to obtain the remedy of forcible detainer against Franchise Owner for any breach of a sublease for the Premises under customary rules governing such actions. Franchise Owner agrees that the Company may have such injunctive relief, without bond, but upon due notice, in addition to such further and other relief as may be available at equity or law, and the sole remedy of Franchise Owner in the event of the entry of such injunction shall be the dissolution of such injunction, if warranted, upon hearing duly had (all claims for damages by reason of the wrongful issuance of any such injunction being expressly waived hereby). All such action shall be brought as provided in Section 16F below.

         D. RIGHTS OF PARTIES ARE CUMULATIVE. The rights of the Company and the Franchise Owner under this Agreement are cumulative and no exercise or enforcement by the Company or Franchise Owner of any right or remedy under this Agreement shall preclude the exercise or enforcement by the Company or Franchise Owner of any other right or remedy under this Agreement which the Company or Franchise Owner is entitled by law to enforce.

         E. COSTS AND ATTORNEYS' FEES. If a claim for amounts owed by Franchise Owner to the Company is asserted in any judicial or arbitration proceeding or appeal thereof, or if the Company or Franchise Owner is required to enforce this Agreement in a judicial or arbitration proceeding or appeal thereof, the party prevailing in such proceedings shall be awarded its costs and expenses including, but not limited to, reasonable accounting, paralegal, expert witness, attorneys' and arbitrators fee, whether incurred prior to, in preparation for or in contemplation of the filing of any written demand, claim, action, hearing or proceeding to enforce the obligations of this Agreement.

         F. GOVERNING LAW/CONSENT TO JURISDICTION. THIS AGREEMENT, THE FRANCHISE AND THE RELATIONSHIP BETWEEN THE COMPANY AND THE FRANCHISE OWNER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA, EXCEPT FOR SECTION 14D WHICH SHALL BE GOVERNED BY THE LAWS OF THE STATE IN WHICH THE RESTAURANT IS LOCATED. FRANCHISE OWNER AGREES THAT THE COMPANY MAY INSTITUTE ANY ACTION AGAINST FRANCHISE OWNER TO ENFORCE THE ARBITRATION PROVISIONS OF THIS AGREEMENT OR ON CAUSES OF ACTION NOT TO BE ARBITRATED PURSUANT HERETO OR PURSUANT TO LAW IN ANY STATE OR FEDERAL COURT OF GENERAL JURISDICTION IN BROWARD COUNTY, FLORIDA AND THE FRANCHISE OWNER IRREVOCABLY SUBMITS TO THE JURISDICTION OR VENUE OF SUCH COURTS AND WAIVES ANY OBJECTION IT MAY HAVE TO EITHER THE JURISDICTION OR VENUE OF SUCH COURTS.

         G. BINDING EFFECT. This Agreement is binding upon the parties hereto and their respective personal representatives, heirs, assigns and successors in interest and shall not be modified except by written agreement signed by both Franchise Owner and the Company.

         H. LIMITATIONS OF CLAIMS. Any and all claims arising out of this Agreement or the relationship among the parties hereto must be made by written notice to the other party within eighteen (18) months from the occurrence of the facts giving rise to such claim, except to the extent any applicable law or statute provides for a shorter period of time to bring a claim.

         I. WAIVER OF PUNITIVE DAMAGES. Except with respect to Franchise Owner's obligation to indemnify the Company pursuant to Section 15D, the parties and their owners and guarantors waive to the fullest extent permitted by law any right to or claim for any punitive or exemplary damages against the other and agree that, in the event of a dispute between them, the party making a claim shall be limited to a recovery of any actual damages it sustains.

         J. ARBITRATION. ALL CONTROVERSIES, DISPUTES OR CLAIMS ARISING BETWEEN THE COMPANY, AND ITS OFFICERS, DIRECTORS, AGENTS, EMPLOYEES AND ATTORNEYS (IN THEIR REPRESENTATIVE CAPACITY), AND FRANCHISE OWNER (ITS OWNERS AND GUARANTORS, IF APPLICABLE), SHALL BE SUBMITTED FOR ARBITRATION TO THE FT. LAUDERDALE FLORIDA OFFICE OF THE AMERICAN ARBITRATION ASSOCIATION ON DEMAND OF EITHER PARTY. SUCH ARBITRATION PROCEEDINGS SHALL BE CONDUCTED IN FT. LAUDERDALE, FLORIDA AND, SHALL BE CONDUCTED BY ONE (1) ARBITRATOR IN ACCORDANCE WITH THE THEN CURRENT COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. THE ARBITRATOR SHALL HAVE THE RIGHT TO AWARD OR INCLUDE IN HIS OR HER AWARD ANY RELIEF WHICH HE OR SHE DEEMS PROPER IN THE CIRCUMSTANCES INCLUDING, WITHOUT LIMITATION, MONEY DAMAGES (WITH INTEREST ON UNPAID AMOUNTS FROM THE DUE DATE), SPECIFIC PERFORMANCE, INJUNCTIVE RELIEF AND ATTORNEYS' FEES AND COSTS IN ACCORDANCE WITH THIS SECTION. THE AWARD AND DECISION OF THE ARBITRATOR SHALL BE CONCLUSIVE AND BINDING UPON ALL PARTIES HERETO AND JUDGMENT UPON THE AWARD MAY BE ENTERED IN ANY COURT OF COMPETENT JURISDICTION. EACH PARTY HERETO AGREES TO CONTEST ANY SUCH AWARD ONLY IN THE DISTRICT IN WHICH THE ARBITRATION AWARD WAS ENTERED. THE PARTIES FURTHER AGREE IN CONNECTION WITH ANY SUCH ARBITRATION PROCEEDING TO BE BOUND BY THE PROVISIONS OF RULE 13 OF THE FEDERAL RULES OF CIVIL PROCEDURE WITH RESPECT TO COMPULSORY COUNTERCLAIMS (AS THE SAME MAY BE AMENDED FROM TIME TO TIME), PROVIDED ANY SUCH COUNTERCLAIM SHALL BE FILED WITHIN THIRTY (30) DAYS OF THE FILING OF THE ORIGINAL CLAIM. WITHOUT LIMITING THE FOREGOING, THE PARTIES SHALL BE ENTITLED IN ANY SUCH ARBITRATION PROCEEDING TO THE ENTRY OF AN ORDER BY A COURT OF COMPETENT JURISDICTION PURSUANT TO AN OPINION OF THE ARBITRATOR FOR SPECIFIC PERFORMANCE OF ANY OF THE REQUIREMENTS OF THIS AGREEMENT. THIS AGREEMENT TO ARBITRATE SHALL CONTINUE IN FULL FORCE AND EFFECT SUBSEQUENT TO AND NOTWITHSTANDING THE EXPIRATION OR TERMINATION OF THIS AGREEMENT. FRANCHISE OWNER AND THE COMPANY AGREE THAT ARBITRATION SHALL BE CONDUCTED ON AN INDIVIDUAL, NOT A CLASS-WIDE BASIS.

         K. DEFINITIONS. The preambles, exhibits and any specifications, standards, operating procedures and rules the Company uses pursuant to this Agreement are a part of this Agreement, which constitutes the entire agreement of the parties, and there are not other oral or written understandings or agreements between the Company and Franchise Owner relating to the subject matter of this Agreement. Nothing in the Agreement is intended or shall be deemed to confer any rights or remedies upon any person or legal entity not a party hereto. Except where this Agreement expressly obligates the Company reasonably to approve or not unreasonably to withhold its approval of any action or request by Franchise Owner, the Company has the absolute right to refuse any request by Franchise Owner or to withhold its approval of any action by Franchise Owner. The headings of the several sections and paragraphs hereof are for convenience only and do not define, limit or construe the contents of such sections or paragraphs. The term "affiliate" as used herein is applicable to any company directly or indirectly owned or controlled by, under common control with or owning or controlling the Company that sells Products or otherwise transacts business with Franchise Owner. The term Franchise Owner as used herein is applicable to one or more persons, a corporation or a partnership, as the case may be, and the singular usage includes the plural and the masculine and neuter usages include the other and the feminine. If two or more persons are at any time Franchise Owner hereunder, whether or not as partners or joint venturers, their obligations and liabilities to the Company shall be joint and several. References to "Franchise Owner" or "assignee" if an individual, or "owners" if Franchise Owner of assignee is a corporation or partnership, shall mean the principal owners of Franchise Owner or assignee, unless the terms or provision is made expressly applicable to all shareholders and partners. "Principal owners" means any person owning, of record or beneficially, ten percent (10%) or more of the equity or voting power of Franchise Owner or assignee. References to management control in Franchise Owner shall mean control of the equity or voting control of Franchise Owner. This Agreement shall be executed in multiple copies each of which shall be deemed an original. Time is of the essence in this Agreement.

17.      NOTICES AND PAYMENTS.

         All written notices and reports permitted or required to be delivered by the provisions of this Agreement or the Operations Manual shall be deemed delivered at the time delivered by hand, one (1) business day after transmission be telegraph or other electronic system, one (1) business day after being placed in the hands of a commercial courier service for overnight delivery, or five (5) business days after placement in the United States Mail by Registered or Certified Mail, Return Receipt Requested, postage prepaid and addressed to the party to be notified at its most current principal business address of which the notifying party has been notified in writing. All payments and reports required by this Agreement shall be sent to the Company at the address to which Franchise Owner is notified from time to time, or to such other persons and places as the Company may direct from time to time.

                  IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement.

FRANCHISOR:                                FRANCHISE OWNER:

ROADHOUSE GRILL, INC.                      ___________________________________
a Florida corporation

By:_____________________________           By:________________________________

Title:___________________________          Title:_____________________________

                                    EXHIBIT A

                          TO THE ROADHOUSE GRILL, INC.

                               FRANCHISE AGREEMENT

                     LOCATION OF THE PREMISES/PROTECTED AREA

The Premises of the Restaurant will be located at:

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------


The Protected Area will be as follows:

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------


                                         ROADHOUSE GRILL, INC., A FLORIDA
                                         CORPORATION

__________________________________       By:___________________________________
FRANCHISE OWNER

                                         Title:________________________________

____________________________________
FRANCHISE OWNER

                                    EXHIBIT B

                          TO THE ROADHOUSE GRILL, INC.

                               FRANCHISE AGREEMENT

                            RESTAURANT LOCATION AREA

Pursuant to Section 2A of this Agreement, if the location of the Restaurant has not been approved at the time of execution hereof, the area will be as follows:

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------


                                        ROADHOUSE GRILL, INC., A FLORIDA
                                        CORPORATION

__________________________________      By:____________________________________
FRANCHISE OWNER

                                        Title: ________________________________

__________________________________
FRANCHISE OWNER

                                    EXHIBIT C

                          TO THE ROADHOUSE GRILL, INC.

                               FRANCHISE AGREEMENT

                           GUARANTY AND ASSUMPTION OF
                          FRANCHISE OWNER'S OBLIGATIONS

         In consideration of, and as an inducement to, the execution of this Franchise Agreement for the location described herein, dated as of ______________________, 199___ (the "Agreement") by and between ROADHOUSE GRILL, INC. (the "Company"), and _________________________ ("Franchise Owner"), each of the undersigned ("GUARANTORS"), each owning ten percent (10%) or more of the equity or voting power of Franchise Owner, hereby personally and unconditionally: (a) guarantees to the Company and its successors and assigns, for the term of the Agreement and thereafter as provided in the Agreement, that Franchise Owner shall punctually pay and perform each and every undertaking, agreement and covenant set forth in the Agreement; and (b) agrees personally to be bound by, and personally liable for the breach of, each and every provision in the Agreement. Each of the undersigned waives: (1) acceptance and notice of acceptance by the Company of the foregoing undertakings; (2) notice of demand for payment of any indebtedness or nonperformance of any obligations hereby guaranteed; (3) protest and notice of default to any party with respect to the indebtedness or nonperformance of any obligations hereby guaranteed; (4) any right he or she may have to require that an action be brought against Franchise Owner or any other person as a condition of liability; and (5) any and all other notices and legal or equitable defenses to which he or she may be entitled. Each of the undersigned consents and agrees that: (A) his or her direct and immediate liability under this guarantee shall be joint and several; (B) he or she shall render any payment or performance required under the Agreement upon demand if Franchise Owner fails or refuses punctually to do so; (C) such liability shall not be contingent or conditioned upon pursuit by Company of any remedies against Franchise Owner or any other person; and (D) such liability shall not be diminished, relieved or otherwise affected by an extension of time, credit or other indulgence which the Company may from time to time grant to Franchise Owner or to any other person including, without limitation, the acceptance of any partial payment or performance or the compromise or release of any claims, none of which shall in any way modify or amend this guaranty, which shall be continuing and irrevocable during the term of the Agreement.

IN WITNESS WHEREOF, each of the undersigned has hereunto affixed his or her signature, under seal, on the same day and year as the Agreement was executed.

PERCENTAGE OF OWNERSHIP               GUARANTOR(S)
INTEREST IN FRANCHISE

_________________________             ____________________________________


_________________________             ____________________________________


_________________________             ____________________________________


                                      DATE:______________________________